Exhibit 10.122

MEMBERSHIP INTEREST PURCHASE
AND SALE AGREEMENT
by and between
NSPG-ANN ARBOR LLC, an Illinois limited liability company
and
ARBOR RETAIL LLC, a Delaware limited liability company

(collectively, “Seller”)

and
GLIMCHER PROPERTIES LIMITED PARTNERSHIP,
a Delaware limited partnership,
“Purchaser”
Dated as of August 22, 2013
for
ARBOR HILLS CROSSING
ANN ARBOR, MICHIGAN

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MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT
Summary Statement
This Summary Statement is attached to and made a part of that certain Membership Interest Purchase and Sale Agreement by and between the Seller and Purchaser referenced below.

1.	DATE OF AGREEMENT: August 22, 2013

2.	SELLER: NSPG-Ann Arbor LLC,
an Illinois limited liability company
and
Arbor Retail LLC,
a Delaware limited liability company

3.	PURCHASER: Glimcher Properties Limited Partnership, a Delaware limited partnership, as Purchaser

4.
LAND AND IMPROVEMENTS:    the mixed-use development known as Arbor Hills Crossing, consisting of four buildings containing approximately 88,222 square feet of gross leaseable area, located at 3010, 3030, 3050 and 3070 Washtenaw Avenue, Ann Arbor, Michigan 48104 as more particularly described on Exhibit A annexed to made a part hereof

5.	COMPANY: RSW Washtenaw LLC, a Delaware limited liability company, the owner of the Property

6.	PURCHASE PRICE: Fifty-Three Million Dollars ($53,000,000.00)

7.	EARNEST DEPOSIT: Two Hundred Fifty Thousand Dollars ($250,000.00) increasing to One Million Five Hundred Ninety Thousand Dollars ($1,590,000.00) at end of Due Diligence Period

8.	CLOSING DATE: Earlier to occur of: (30) days after the expiration of the Due Diligence Period or December 31, 2013

9.	TITLE COMPANY/ Fidelity National Title Insurance Company
ESCROW AGENT:             (“Escrow Agent”)
4111     Executive Parkway, Suite 304
Westerville, Ohio 43081
Attn: Mark Sinkhorn;
Telephone: 800-626-9881
Email: mark.sinkhorn@fnf.com

i

10.	SELLER’S ADDRESS: NSPG-Ann Arbor LLC
c/o Max Reiswerg
The North Shore Properties Group, LLC
5 Revere Drive, Suite 350
Northbrook, IL 60062

with copy to:

Arbor Retail LLC
c/o Thomas A. Stegeman
1335 South University Avenue
Ann Arbor, MI 48104

and

Greenberg Traurig, LLP
c/o Richard J. Melnick
1750 Tysons Blvd., Suite 1200
McLean, VA 22102

11.	PURCHASER’S ADDRESS: Glimcher Properties Limited Partnership
180 East Broad Street
Columbus, Ohio 43215
Attention: George A. Schmidt, General Counsel
Telephone: (614) 887-5621
email: gschmidt@glimcher.com

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MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT
THIS MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT (“Agreement”) is made and entered into as of the Date of Agreement set forth on the Summary Statement (the “Date of Agreement” or “Effective Date”) by and between NSPG-ANN ARBOR LLC, an Illinois limited liability company (“NSPG”) and ARBOR RETAIL LLC, a Delaware limited liability company (“Arbor” and NSPG and Arbor, collectively “Seller”), and GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, (“Purchaser”).
RECITALS
A. Seller owns one hundred percent (100%) of the membership interests (the “Interests”) in RSW WASHTENAW LLC, a Delaware limited liability company (the “Company”) with NSPG being the owner of fifty percent (50%) of the membership interests in the Company and Arbor being the owner of fifty percent (50%) of the membership interests in the Company.
B. The Company is the fee owner of certain real property legally described in Exhibit A attached hereto (the “Land”) and is the owner of certain buildings, fixtures and other improvements situated on the Land (collectively, the “Improvements”), said Land and the Improvements are described in Section 4 of the preceding Summary Statement which is attached to and incorporated into this Agreement (the “Summary Statement”).
C. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Interests, subject to the terms and conditions contained herein.
AGREEMENTS
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Seller and Purchaser agree as follows:

1.	AGREEMENT FOR PURCHASE AND SALE.
Seller agrees to sell, and Purchaser agrees to purchase, subject to the terms and conditions contained herein the Interests. Seller acknowledges that by selling the Interests to Purchaser, Purchaser will be receiving all of the Company’s right, title and interest in the Land and Improvements, together with all of the Company’s right, title and interest in and to:
(a)    all rights of way, tenements, hereditaments, easements, interests, minerals and mineral rights, water and water rights, utility capacity and appurtenances, if any, in any way belonging or appertaining to the Land and the Improvements and all of the Company’s right, title and interest in and to all adjoining streets, alleys, roads, parking areas, curbs, curb cuts, sidewalks, landscaping, signage, sewers and public ways (collectively, the “Appurtenant Rights”); and

(b)    all equipment and fixtures owned by the Company attached to the Improvements and/or located at and used in connection with the ownership, operation and maintenance of the Land or the Improvements, including without limitation all heating, lighting, air conditioning, ventilating, plumbing, electrical or other mechanical equipment and the personal property listed in Exhibit B attached hereto (collectively, the “Personal Property”); and
(c)    all leases, tenancies and rental or occupancy agreements granting possessory rights in, on or covering the Land or Improvements, together with all modifications, extensions, amendments and guarantees thereof set forth in Exhibit C attached hereto, together with such other leases of the Improvements as may be made prior to Closing in accordance with the terms of this Agreement (collectively, the “Leases”); and
(d)    all contracts, agreements, guarantees, warranties and indemnities, if any, affecting the ownership, operation, management and maintenance of the Land, Improvements, Appurtenant Rights, Personal Property and Leases, including without limitation those items listed in Exhibit D attached hereto, unless terminated pursuant to Section 9(d) (all of which that are not terminated are collectively referred to herein as the “Contracts”); and
(e)     all telephone numbers, plans, drawings, specifications, blueprints and surveys relating in any way to the Land, Improvements, Appurtenant Rights, Personal Property, Leases or Contracts, and licenses, franchises, occupancy and use certificates, permits, authorizations, consents, variances, waivers, approvals and the like from any governmental or quasi-governmental entity or instrumentality affecting the ownership, operation or maintenance of the Land or the Improvements attached hereto (collectively, the “Licenses”); and
(f)    all of the Company’s rights and interests (if any) in all promotional materials, marketing materials, brochures, photographs (collectively, “Promotional Materials”), books, records, tenant data, leasing material and forms, past and current rent rolls, files, statements, tax returns, market studies, keys, plans, specifications, reports, tests and other materials of any kind owned by or in the possession or control of the Company which are or may be used by the Company in the use and operation of the Land or the Improvements or Personal Property (collectively, and together with the Promotional Materials, the “Books and Records”), subject in all cases to any copyrights and other proprietary rights therein of third parties and without representation or warranty concerning the contents (including without limitation the completeness and accuracy thereof) thereof except as expressly set forth herein.
The Land, Improvements, Appurtenant Rights, Personal Property, Contracts, Licenses, Books and Records and other property described above are collectively referred to herein as the “Property.”

2.	PURCHASE PRICE.
(a)    Purchaser agrees to pay Seller, as the purchase price for the Interests, the sum of Fifty-Three Million Dollars ($53,000,000.00). The parties agree that Fifty Million Five Hundred Thousand Dollars ($50,500,000.00) of the Purchase Price is attributable and allocated to the Land and Improvements and that Two Million Five Hundred Thousand Dollars ($2,500,000.00)

of the Purchase Price is attributable to the Brownfield Tax Increment Financing (“TIF”) program benefitting the Property.
(b)    The Purchase Price is based on the completion of all Improvements and Seller shall be responsible, at Seller’s sole expense, to cause the Company to complete the construction of the Improvements on the Property such that the Property shall be lien free with all Improvements completed at Closing in the manner set forth in Section 2(c). Seller shall also be responsible, at Seller’s sole expense, to cause the Company to pay all leasing costs (leasing commissions, cash or improvement allowances payable to tenants and costs of landlord work) associated with the leases for the Property identified on Schedule 2(b)(the “Required Leases”) which have not been paid in full at Closing. In the event that any required leasing costs or construction costs have not been paid in full by Closing, Purchaser shall receive a credit in the amount of such unpaid costs against the Purchase Price (calculated in the manner set forth in Section 2(d)) and, upon Closing, Seller shall be relieved from paying such identified unpaid costs.
(c)    For all purposes of this Agreement, the parties hereto agree that the substantial completion of the Improvements on the Property shall mean the completion of the four buildings including completion of all required landlord work, as designated in the leases for any of the Required Leases (the “Landlord Work”), and the completion of a vanilla shell for the remaining first floor tenant space (A-103) in building A and a cold dark shell for each of the remaining second floor tenant spaces (C-203 and C-205) in building C. Improvements shall be deemed to be “completed” upon confirmation by Purchaser’s architect (ka, inc.) that: (i) the Company has received all applicable governmental approvals with respect to the shells of the four buildings, the Landlord Work for the Required Leases and the associated site work comprising the Improvements; (ii) the Company’s architect has certified that such building shells, Landlord Work for the Required Leases and site work have been substantially completed (subject only to minor punch-list items which are the Company’s responsibility to complete) in accordance with the plans and specifications previously provided to the Purchaser; and (iii) the Company has delivered to Purchaser the executed estoppels required to be delivered pursuant to Section 7(a) of this Agreement.
(d)    Following substantial completion of the Improvements, but not later than twenty (20) days prior to Closing, Seller shall deliver to Purchaser its good faith calculation of the credit to Purchaser described in Section 2(b) together with copies of the certificate of substantial completion from Seller’s architects, final lien waivers from its contractors and subcontractors (other than with respect to work remaining to complete punch-list items) and certification of the payment of all construction costs (including retainage amounts held and/or balances due, if any). For this purpose, the credit shall include (i) uncompleted or unpaid Landlord Work and other punch-list items identified in the tenant estoppel certificates or identified by the Seller’s architect, in its certification of substantial completion; (ii) uncompleted or unpaid construction costs pursuant to any Required Lease as to which an estoppel has not been provided; and (iii) unpaid tenant allowances and leasing commissions with respect to the Required Leases. Following receipt of such credit calculation and certificate of substantial completion from Seller’s architect, Purchaser and its architect shall have the right to conduct a final inspection the Property to determine the extent to which any construction work remains to be completed. Such inspection must take place within two (2) weeks of Purchaser’s receipt of Seller’s calculation of the credit. If Purchaser disagrees with Seller’s calculation of the credit, Purchaser must object to Seller’s calculation by sending written notice of objection to Seller within such two week period. If Purchaser fails to provide the notice of objection to Seller within such two week period, Seller’s calculation of the credit shall be utilized. If Purchaser timely provides the notice of objection to Seller, the parties hereto shall arrange to discuss the amount of the credit prior to the Closing, and each shall negotiate the amount of such credit reasonably and in good faith. If the parties are unable to agree to the amount of the credit, the parties agree that the disputed funds shall be deposited in escrow at Closing pursuant to the Escrow Agreement.
(e)    In the event that prior to the Closing Date the Company or Seller pays any construction costs or leasing costs for Leases that are not Required Leases (other than costs for the delivery of the shells for such spaces as provided in Section 2 (c) above), the amount of such expenditures will be credited to Seller at Closing.

3.	PAYMENT OF THE PURCHASE PRICE.
(a)    Within two (2) business days after the Effective Date, Purchaser shall deposit with Escrow Agent the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Initial Deposit”) as an earnest money deposit. On or before the expiration of the Due Diligence Period, Purchaser shall deposit an additional amount of One Million Five Hundred Ninety Thousand Dollars ($1,590,000.00) with Escrow Agent as an additional earnest money deposit (the “Additional Deposit”, together with the Initial Deposit, is referred to herein as the “Earnest Deposit”). The Earnest Deposit shall be held and disbursed in accordance with the terms of an Escrow Agreement entered into simultaneously with this Agreement, in the form of Exhibit J attached hereto (the “Escrow Agreement”). Upon the closing of the transaction contemplated by this Agreement, Purchaser shall receive a credit against the Purchase Price in the amount of the Earnest Deposit. If the transaction does not so close, the Earnest Deposit shall be disbursed in accordance with the terms of the Escrow Agreement.
(b)    The Purchase Price or net proceeds payable to Seller (after adjustments for payment of Seller costs, credit for any cash deposits held or other credits provided in this Agreement including adjustments, if any, pursuant to Section 3(c) or Section 3(d) below, credit for the Earnest Deposit, and the payoff of any existing loans encumbering the Property) shall, at each Seller’s option, be payable (i) in cash; or (ii) in a combination of cash and operating partnership units of Glimcher Properties Limited Partnership (“OP Units”) calculated in accordance with Schedule 3(b) attached hereto and, except for the requirements set forth in the Purchaser’s Limited Partnership Agreement, on such other terms as the parties mutually agree; provided, however, that each Seller may substitute all or part of any cash payment for a non-interest bearing promissory note due January 2, 2014 in the principal amount of the foregone cash payment. Purchaser shall provide Seller with all information and documents reasonably requested by Seller with respect to the OP Units, including, but not limited to, a copy of Purchaser’s Limited Partnership Agreement and any amendments and exhibits thereto. The Sellers shall select the form of payment prior to the expiration of the Due Diligence Period. In the event that either Seller elects to acquire OP Units in part and cash in part, Purchaser shall work with such Seller to structure the receipt of all or part of such cash as a (lawful) tax-free return. As set forth in Schedule 3(b), in the event that Purchaser gives notice to Seller that Purchaser is unwilling to issue OP Units for any portion of the Purchase Price due to the Current Per Share Market Price (as defined in Schedule 3(b)) being less than Ten Dollars ($10.00), Seller shall have the right to elect to terminate the Purchase Agreement in which event Purchaser shall receive a refund of the Earnest Deposit and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that are set forth in the Confidentiality Agreement specifically, or that survive the termination of this Agreement or termination of the Access Agreement.
(c)    Thomas Stegeman, or a subsidiary wholly-owned by Thomas Stegeman, and/or Max Reiswerg, or a subsidiary wholly-owned by Max Reiswerg, (each a “Seller Member”) shall have the option to remain as a member in the Company with such Seller Member to retain an interest in the Company equal to the membership interest retained. A Seller Member electing to remain a member of the Company shall exercise such option prior to the end of the Due Diligence Period. If one or more Seller Member elects to remain a member of the Company, Purchaser and each such Seller Member shall at Closing enter into a reasonably acceptable Amended and Restated Operating Agreement for the Company. The form of such Amended and Restated Operating Agreement for the Company shall be agreed upon prior to the end of the Due Diligence Period. If more than one Seller Member elects to retain a percentage interest in the Company, such retained interest in the Company shall be allocated pari passu based on the net proceeds due each such electing Seller Member at Closing. The Purchase Price shall be reduced by the amount attributable to the portion of net proceeds due a Seller Member that is attributed to the combined retained interests in the Company. The total percentage interests for all Seller Members that may retain an interest in the Company shall be limited such that the total combined Seller Member interest in the Company following Closing shall not exceed ten percent (10%) in the aggregate.
(d)    Purchaser may form a new affiliated limited liability company (“NewCo”) to take title to the Property at Closing. Each Seller Member shall have the option to become a member of NewCo in consideration of the payment to NewCo by such Seller Member of an amount equal to the portion of the Purchase Price attributable to such membership interest. A Seller Member electing to become a member of NewCo shall exercise such option prior to the end of the Due Diligence Period. If one or more Seller Member elects to become a member of NewCo, Purchaser and each such Seller Member shall enter into a reasonably acceptable Operating Agreement for

NewCo at Closing to reflect his or their admission as members of NewCo. The form of such Operating Agreement for NewCo shall be agreed upon prior to the end of the Due Diligence Period. If more than one Seller Member elects to receive a percentage interest in NewCo, such interest in NewCo shall be allocated pari passu based on the net proceeds that would otherwise have been due each such electing Seller Member at Closing. The total interest in NewCo that all Seller Members may obtain shall be limited such that the total combined Seller Member interests in NewCo shall not exceed ten percent (10%) in the aggregate.
4.    ESCROW - TITLE - SURVEY.
(a)    The parties hereto designate Fidelity National Title Insurance Company (the “Title Company”), 4111 Executive Parkway, Suite 304, Westerville, Ohio 43081, Attn: Mark Sinkhorn; Telephone: 800-626-9881; Email: mark.sinkhorn@fnf.com as the escrow agent (“Escrow Agent”) in connection with this transaction. Simultaneously with the execution of this Agreement, Escrow Agent shall execute and deliver the Escrow Agreement. The Escrow Agreement shall serve as escrow instructions for the Earnest Deposit and the Holdback Amount, if applicable. By execution of this Agreement and the Escrow Agreement, the Escrow Agent agrees that the Earnest Deposit shall be held as a deposit under this Agreement in an interest bearing account and: (i) applied against the Purchase Price if Closing occurs; (ii) delivered to Purchaser if Purchaser terminates this Agreement prior to expiration of the due Diligence Period as hereafter set forth; or (iii) delivered to Seller or Purchaser, in accordance with the Escrow Agreement. Interest on the Earnest Deposit shall be added to and deemed part of the Earnest Deposit.
(b)    Within twenty (20) days of the Effective Date, Purchaser shall obtain and deliver to Seller: (i) a commitment from the Title Company (“Commitment”) to issue an update of the Seller’s existing title insurance policy or issue a new ALTA Owner’s Policy of Title Insurance Form (ALTA 2006) in an amount equal to $50.5 million (the “Title Policy”); and (ii) an ALTA “as built” survey (the “Survey”) for the Property which meets current ALTA/ACSM requirements. The Survey shall be certified to the Company, Purchaser and the Title Company. The Survey shall be in form and substance sufficient to delete the standard survey exception from the Title Policy. On or before the Closing Date, Seller shall execute and deliver to the Title Company Seller’s customary form of owner’s affidavit which will enable the Title Company to delete the other standard printed exceptions other than the survey exception from the Title Policy (the “Owner’s Title Affidavit”). It shall be a condition precedent to Purchaser’s obligation to purchase the Property that the Title Company can and will, on the Closing Date, issue the Title Policy in accordance with the Commitment and subject only to: (i) the Leases identified on Exhibit C hereto and any Leases entered into after the date hereof but prior to Closing in compliance with the terms of this Agreement; (ii) all non-delinquent real estate taxes and assessments and personal property taxes and all real estate taxes and assessments and personal property taxes which are the obligations of or which are paid directly by Tenants under the Leases identified on Exhibit C in effect on the Closing Date to the entity imposing same; (iii) the rights of the Tenants under the Leases and under any Leases entered into after the date hereof but prior to Closing in compliance with the terms of this Agreement;

and (iv) matters set forth on the Schedule of Permitted Exceptions attached hereto as Schedule 4(c) (the “Permitted Exceptions”).
(c)    Purchaser shall give written notice to Seller within fifteen (15) business days after receipt of the Commitment (“Purchaser’s Objection Notice”), specifying objection(s) to those items shown on the Commitment reasonably objected to by Purchaser (“Title Defects”), and those encroachments or other matters shown on the Survey reasonably objected to by Purchaser (“Survey Defects”; Title Defects and Survey Defects shall be collectively known as “Objections”). Within five (5) business days following receipt of Purchaser’s Objection Notice, Seller shall notify Purchaser in writing (“Seller’s Title Response Notice”) of those Objections which Seller intends to cure at or prior to Closing (“Cure Items”). If Seller identifies any Cure Items in Seller’s Title Response Notice, then Seller shall proceed to satisfy the Cure Items at or prior to Closing. If Seller is unable to satisfy the Cure Items at or prior to Closing despite Seller’s commercially reasonable efforts, then Seller, by providing written notice to Purchaser, shall have a period of not more than fifteen (15) additional days after the proposed Closing Date in which to cause the Cure Items to be satisfied, in which case the Closing Date shall be automatically extended to the extent necessary to enable Seller to so satisfy the Cure Items. If Seller fails to deliver Seller’s Title Response Notice within the aforementioned five (5)-business day period, then Seller shall be deemed to have elected not to cure any of the Objections. Notwithstanding anything herein to the contrary, Seller, at Seller’s sole cost and expense, shall be required to use commercially reasonable efforts to obtain documents from third parties to discharge or have the Title Company insure over and remove such items from the Title Policy such as mortgages, deeds of trusts, financing statements and other instruments created by Seller and evidencing or securing the repayment of existing debt, judgment liens, mechanic’s liens and other liens of a liquidated amount evidencing a monetary obligation (excluding liens for real estate taxes and assessments (both general and special) not due and payable) (collectively, “Monetary Liens”), regardless of whether or not Purchaser has notified Seller of Purchaser’s objection thereto. Failure of Purchaser to object to a Monetary Lien shall in no event be deemed a waiver of Purchaser’s right to require Seller to remove such Monetary Lien. Seller may use proceeds of the Purchase Price to satisfy or remove such Monetary Liens at Closing.
Within five (5) business days of receipt of Seller’s Title Response Notice, Purchaser shall elect to do one of the following: (i) waive the Objections that Seller has not designated as Cure Items and proceed to acquire the Property without any reduction of the Purchase Price and take title to the Property subject to such Objections; or (ii) terminate this Agreement, by written notice to Seller and to the Escrow Agent, in which event Escrow Agent shall return the Earnest Deposit to Purchaser and the parties shall be released from all obligations hereunder except those obligations that expressly survive pursuant to the terms of this Agreement. If Purchaser fails to timely make any such election, then Purchaser shall be deemed to have elected to purchase the Property pursuant to the foregoing clause (i).

5.	DUE DILIGENCE PERIOD.
(a)    To the extent not previously delivered to Purchaser, within three (3) business days of the Effective Date, Seller will deliver to Purchaser the materials and documents shown on Schedule 5a (collectively “Due Diligence Materials”) (and Purchaser acknowledges receipt of the items checked off on such Schedule 5a). Purchaser reserves the right to make additional document requests and in the event Seller discovers additional due diligence materials relating to the Property or the Company that have not been provided to Purchaser as part of the Due Diligence Materials, Seller shall promptly provide Purchaser with a copy of such additional due diligence materials. The Company and Purchaser have entered into that certain Confidentiality Agreement dated as of March 26, 2013 (the “Confidentiality Agreement”). Purchaser agrees that all information obtained by Purchaser with respect to the Property shall be held in strict accordance with the terms of the Confidentiality Agreement.
(b)    Purchaser shall have until 5:00 p.m. (Central Time) on the forty-fifth (45th) day after the Effective Date (the “Due Diligence Period”) to conduct inspections and investigations of the Company and the Property reasonably required by Purchaser in order to determine the suitability of the Company and the Property for Purchaser’s purchase of the Interest (collectively, the “Inspections”). During the Due Diligence Period, Purchaser and its authorized agents may undertake a due diligence review of the Property and the Company and all related documents and information, including leases, reciprocal easement and operating agreements, soils, engineering and structural reports, plans and specifications, construction contracts for work in process, environmental assessments, title insurance policies, existing surveys and other records including, but not limited to, operating and capital budgets, real estate tax receipts and other financial reports pertaining to the development and operation of the Property. As part of such due diligence review Purchaser may conduct one or more physical inspections of the Property, including mechanical, engineering, soils and environmental inspections, provided that all such inspections will be conducted during business hours following two (2) business days’ notice to Seller. At Seller’s election, Seller may have a representative present at each such inspection. Purchaser will conduct its inspections and reviews in such a manner so as to minimize any damage, loss, cost or expense to, or claims against Seller, the Company or the Property, and Purchaser will indemnify, defend and hold Seller, the Company and the Property harmless from and against such damage, loss, cost, expenses or claim. Seller and Purchaser have executed an Access Agreement, dated as of May 23, 2013, (the “Access Agreement”) and all on site Property Inspections by Purchaser shall be conducted in accordance with the said Access Agreement. Seller agrees to cooperate with Purchaser at no cost to Seller to facilitate the Inspections. Any and all work for Purchaser’s due diligence investigations shall be performed without cost or expense to Seller and Purchaser shall provide Seller with copies of all reports obtained by Purchaser with respect to the Property or the Interests following receipt thereof.
(c)    If Purchaser’s review of the due Diligence Materials or the results of the Inspections or the Reports are not acceptable to Purchaser, in Purchaser’s sole discretion, Purchaser may terminate this Agreement by written notice given to Seller prior to the expiration of the Due Diligence Period, in which event Purchaser shall receive a refund of the Earnest Deposit and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that are set forth in the Confidentiality Agreement specifically, or that survive the termination of this Agreement or termination of the Access Agreement. If Purchaser fails to terminate this Agreement prior to the expiration of the Due Diligence Period, Purchaser shall be deemed to have elected to proceed with the purchase of the Interests. In addition, the Earnest Deposit shall become nonrefundable to Purchaser, but shall remain applicable to the Purchase Price at Closing.

6.	CLOSING.
Subject to terms and conditions of this Agreement, the closing of the transaction contemplated by this Agreement (the “Closing or Closing Date”) shall take place on the earlier to occur of: thirty (30) days after the expiration of the Due Diligence Period, or (b) December 31, 2013 provided, however, that Purchaser shall not be obligated to Close until Seller has delivered all estoppels required under Section 7 below. At Closing, Seller shall transfer and convey unencumbered legal title to the Interests to Purchaser, and the Land shall only be subject to the Permitted Exceptions and in accordance with the terms of this Agreement.

7.	CONDITIONS PRECEDENT TO CLOSING
Purchaser’s obligation to purchase is expressly conditioned upon each of the following:
(a)    Tenant Estoppels. Receipt by Purchaser, not later than five (5) business days prior to Closing, of executed estoppel certificates from each of the following tenants: Running Fit, Glass Box Coffee and Juice, Brooks Brothers Flat Iron, North Face, Anthropologie, Biga Pizzeria, Sur La Table, Blue Mercury, Hot Mama, Paper Source, Madewell, and Lululemon; and if the Closing occurs after October 1, 2013, Arhaus. All estoppels shall be in a form of Exhibit E, attached hereto, or such other form reasonably acceptable to Purchaser and Purchaser’s lender and shall be dated not earlier than thirty (30) days prior to the Closing Date. In addition, Seller shall provide Purchaser with signed leases (including a signed lease for Arhaus if an estoppel is not required to be provided) which, when aggregated with the leases for which estoppels are provided, represent at least 90% of the NOI for the retail portion of the center.
(b)    The Title Company shall be in a position to issue a new or updated Title Policy with such endorsements as may be requested by Purchaser prior to the end of the Due Diligence Period (to the extent such endorsements are offered by the Title Company); and
(c)    All of the Seller’s representation and warranties shall be true and correct in all material respects on the Closing Date.

8.	REPRESENTATIONS AND WARRANTIES.
(a)     Each Seller represents, warrants and covenants to Purchaser, as of the date hereof, as follows:

(i)    To Seller’s knowledge, except as shown on (w) the list of Leases attached hereto as Exhibit C (as to the representation made on the date of this Agreement), (x) the list of Leases and Leases delivered on the Closing Date pursuant to Section 10 below (as to the representation made as of the Closing Date) (as applicable, the “Lease List”), (y) agreements listed in the Title Commitment, there are no persons in possession or occupancy of the Property, or any part thereof, or who have the right to such possession or occupancy;
(ii)    Neither the execution or delivery of this Agreement, the consummation of the transaction contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof conflict with or result in a material breach of any of the terms, conditions or provisions of any agreement or instrument to which Seller is a party or by which Seller is bound;
(iii)    To Seller’s knowledge, there are no material contracts or agreements affecting the Land or the Improvements which will survive Closing and be binding upon Purchaser except as disclosed in Exhibits C, D and I attached hereto or in the Title Commitment and, to Seller’s knowledge, no party is in material default under any such Contracts;
(iv)    NSPG and Arbor are each duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of NSPG and Arbor has or will have all necessary limited liability company power and authority to enter into this Agreement and to consummate all of the transactions contemplated herein. The respective individuals executing this Agreement on behalf of NSPG and Arbor are duly authorized to execute, deliver and perform this Agreement on behalf of their respective limited liability companies and to bind NSPG and Arbor. This Agreement and all documents to be executed by Seller and delivered to Purchaser hereunder (i) are and will be the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except to the extent enforceability is limited by bankruptcy and other laws that relate to creditors’ rights; (ii) do not and will not contravene any provision of Seller’s organizational documents, or to Seller’s knowledge, any existing laws or regulations applicable to Seller, and (iii) will not result in a material violation of any agreement, instrument, order, writ, judgment or decree to which Seller or the Property is a party or subject;
(v)    The Company does not employ and has not employed any individual as an employee;
(vi)    The Company is, and always has been, a limited liability company duly organized and existing under the laws of the State of Delaware. The Company is in good standing under the laws of the State of Delaware. The Company has the requisite limited liability company power and authority to own, operate, lease and encumber the Property and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business as a foreign limited liability company and is in good standing under the laws of the State of Michigan;

(vii) The Company does not own, directly or indirectly, any capital stock or any other equity interest in any corporation, partnership company, trust, limited liability company or other legal entity, whether incorporated or unincorporated, and the only property owned by the Company is the Property and related operating accounts and reserve accounts;
(viii)    NSPG owns 50% of the Interests in the Company and Arbor owns 50% of the Interests in the Company. The Interests are validly issued, fully paid and non-assessable. There are no securities outstanding which are convertible into, exchangeable for, or carrying the right to acquire, equity securities (or securities convertible into or exchangeable for equity securities) of the Company, or subscriptions, warrants, options, calls, convertible securities, registration or other rights or other arrangements or commitments obligating the Company to issue, transfer or dispose of any of its equity securities or any ownership interest therein and there are no pre-emptive rights in respect of the Interests. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Interests. Attached to Schedule 8(a)(viii) are true copies of the Company’s current Operating Agreement, Articles of Formation and any other currently effective limited liability company organizational documents which in any way relate to the formation or limited liability organization of the Company or directly or indirectly relate to any rights of whatever nature or kind in any way involving the Interests;
(ix)    Each or NSPG and Arbor have good and valid title to the Interests, free and clear of all liens, pledges, charges, security interests, rights of first refusal or encumbrances of any kind (“Liens”). The Interests are not subject to any voting or transfer restrictions (other than restrictions generally imposed on securities under U.S. federal, state or foreign securities laws), other than those contained in the Company’s operating agreement (which restrictions are hereby waived by each Seller to the extent applicable to effectuate the sale described in this Agreement).
(x)    “Taxes” shall mean any tax, charge or assessment by any Governmental Authority, including but not limited to, any deficiency, interest, penalties and reasonable attorneys’ and accountants’ fees and expenses incurred in connection therewith. “Governmental Authority” means any federal, state, regional, municipal, or local authority, agency, body, court or instrumentality, regulatory or otherwise, domestic or foreign. “Tax Returns” shall mean all tax returns, reports and declarations required by any Governmental Authority to have been filed for or on behalf of the Company, or given to any of the Company’s members prior to the Closing Date (except to the extent that the deadline for filing has yet to pass). Seller represents and warrants that all Tax Returns have been duly and properly filed with every applicable Governmental Authority, and given to its members, and that to the extent any Taxes were due and payable by the Company, or required to be withheld for any of the Company’s employees, the Company caused all such Taxes to have been fully paid or withheld. There are no Tax claims, audits or proceedings pending or threatened against the Company. Notwithstanding any other term or condition of this Agreement, the representations and warranties contained in this Section 8(a)(x) are not subject to the Seller’s Threshold Liability or the Seller’s Maximum Liability set forth in Section 17(a) below.
(xi)    Schedule 8(a)(xi) consists of (i) a list identifying the Company’s balance sheet, related financial statements and cash flows (collectively the “Financial Statements”). All Financial Statements have or will be delivered to the Purchaser within ten (10) business days after the Effective Date, and all of same were prepared from the Company’s books of account on an income tax basis consistently applied, are accurate and complete in all material respects, and fairly present the financial condition, results of operations and cash flows of the Company at the dates and for the periods indicated, in all material respects. The books of account of the Company accurately reflect all items of income and expense and all assets and liabilities of the Company, in all material respects, except as otherwise provided herein. To Seller’s knowledge, the Company has no material liabilities not covered by insurance that are not set forth on the financial statements provided to Purchaser or on Schedule 8(a)(xi) attached hereto. Outstanding liabilities of the Company set forth in Section 13 hereof shall be prorated as of the Closing Date, as provided herein.
(xii)    Except as listed on Schedule 8(a)(xii) no actions, suits, claims, investigations or proceedings (collectively, the “Actions”) (a) are pending or to Seller’s knowledge threatened against the Company; (b) have been served upon the Company, nor has the Company initiated any court, administrative or bankruptcy proceedings in any way involving or relating to the Company or the Property, nor to the Seller’s knowledge, have any of same been filed, or threatened in writing, with respect to the Company or the Property; or (c) have been rejected for a legal defense by the applicable insurance carrier insuring the action, suit, claim or proceeding. With respect to all such Actions, not listed on Schedule 8(a)(xii) which arise after the Effective Date of this Agreement, Seller hereby agrees that it shall promptly disclose all of same to Purchaser in writing following Seller’s receipt of written notice of such Action, and shall promptly send notice of such action to the applicable insurance carrier for coverage and defense. To Seller’s knowledge, there is no state of facts or events which could reasonably be expected to form the basis of any material Actions.
(xiii)    Except as itemized on Schedule 8(a)(xiii), (a) the Company has received no written notices from any Governmental Authority that the Land and Improvements are in violation or noncompliance with applicable laws, regulations, ordinances and codes, and (b) the Company has received no written notices that it has failed to obtain approvals, permits or licenses required to operate the Improvements as may be required by any applicable Governmental Authority.
(xiv)    Except as itemized on Schedule 8(a)(xiv), (a) the Company is in compliance with and has completed all requirements under the Brownfield Plan for the Property and to Seller’s knowledge, there are no hazardous substances, petroleum wells or underground storage tanks on the Property and the Property is in compliance with all Environmental Laws (the term “Environmental Laws” shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq. and the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., as amended from time to time; and any similar federal, state and local laws and ordinances and the regulations and rules implementing such statutes, laws and ordinances).
(xv)    All of the currently executed Leases and any of the Proposals (as that term is defined in Section 19 (b) below) have been delivered to the Purchaser, and each is a full and complete copy thereof. Except as set forth on Schedule 8(a) (xv), to Seller’s knowledge, no Tenant is currently in default beyond any applicable grace period under its Lease, and the current Lease List attached as Exhibit C of this Agreement is true and accurate in all material respects. The Seller agrees to update the Lease List and Schedule 8(a) (xv) prior to the Closing. Except as provided in the Leases, or any of the Proposals, or as otherwise disclosed to Purchaser, no brokerage commissions are due related to the current term of any Lease existing as of the Effective Date, or any renewal or extension thereof.
(b)    Purchaser represents and warrants to Seller, now and again on the Closing Date, that: (i) Purchaser has all necessary limited partnership power and authority to enter into this Agreement and to consummate all the transactions contemplated herein, (ii) the individuals executing this Agreement on behalf of Purchaser are duly authorized to execute, deliver and perform this Agreement on behalf of Purchaser and to bind Purchaser from and after Closing, and (iii) this Agreement and all documents to be executed by Purchaser and delivered to Seller hereunder (A) are and will be the legal, valid and binding obligations of Purchaser, enforceable in accordance with their terms, except to the extent enforceability is affected by bankruptcy or similar laws affecting creditors’ rights (B) do not or will not contravene any provision of Purchaser’s organizational documents, or to Purchaser’s knowledge any existing laws and regulations applicable to Purchaser, and (C) will not result in a material violation of any agreement, instrument, order, writ, judgment or decree to which Purchaser is a party or is subject.
(c)    None of the representations and warranties of Seller and Purchaser contained in this Agreement or in any of the Closing Documents shall merge into the documents pursuant to which the Interests are transferred to Purchaser, except as expressly provided herein, and all shall survive the Closing Date or termination of this Agreement for a period of one (1) year (the “Survival Period”) unless otherwise specified herein. All rights of Purchaser hereunder or under any of the Closing Documents, with respect to any surviving representation or warranty of Seller (“Surviving Obligations”) shall be deemed waived if Purchaser does not, by written notice to Seller, advise Seller of any alleged breach of such representation or warranty prior to the expiration of the Survival Period. Subject to the limitation set forth in the two (2) immediately preceding sentences, all remedies shall be those set forth in Section 16 below (except as otherwise expressly provided herein or in the Escrow Agreement), and notwithstanding anything herein to the contrary, Seller’s liability under any representation, warranty, covenant or indemnity made hereunder or in any of the Closing Documents shall in no event exceed the aggregate Seller’s Maximum Liability (as hereinafter defined) excepting however, that a breach by either Seller Member of its respective representations relating to such Seller Member’s title to such Seller’s Interests shall not be limited to the Seller Maximum Liability. The provisions of this Section 8(c) shall survive the Closing.
(d)    Whenever Seller states in this Agreement that it “knows” or has “knowledge” of a fact, or some similar statement, the parties hereto agree that such representations only relate to the actual (and not constructive) knowledge of either Thomas Stegeman or Max Reiswerg, with no duty to inquire.

9.	SELLER’S COVENANTS.
From and after the date of this Agreement through the Closing Date, Seller and Seller’s agents shall cause the Company at the Company’s expense to:
(a)    maintain and operate the Property in a manner consistent with current practice and materially perform its obligations under the Leases, Contracts and Licenses;
(b)    keep in existence all fire and extended coverage insurance policies, and all liability insurance policies that are in existence as of the date of this Agreement with respect to the Property;
(c)    promptly advise Purchaser in writing of any changes in circumstances that would render the representations and warranties made by Seller herein false or misleading in any material respect;
(d)    upon written notice from Purchaser on or before Closing, cause the Company to give appropriate notices of termination of Contracts designated by Purchaser (but only to the extent termination is permitted thereunder without a penalty); provided, however, that if the notice period required to terminate such Contracts will not have run prior to Closing, Purchaser shall accept the termination of the Contract consistent with the notice period provided in the respective Contract;
(e)    not to further pledge or otherwise encumber any of the Property;
(f)    not permit the Company to acquire or agree to acquire, by merging or consolidating with, or by purchasing any equity interest in or any portion of the assets of, or by any other manner, any business or any corporation, partnership, association or business organization or division thereof, or otherwise acquire or agree to acquire any amount of assets, or otherwise conduct any business activities of whatever nature or kind other than in the ordinary course of business;
(g)    not permit the Company to make any material changes in its present accounting methods, except as required by law, rule, regulation or GAAP, or other method currently used by the Company;
(h)    not permit the Company to, (i) make or rescind any express or deemed material election relating to taxes, (ii) materially change any of its methods of reporting income or deductions for Federal income tax purposes, except as may be required by applicable law; or (iii) file any material tax return other than in a manner consistent with past custom and practice; and
(g)    pay all obligations (or the installment thereof then due and payable, if any such obligations are payable in installments) relating to any capital charges, impound, connection or development fees imposed by any Governmental Authority, or any public or private utility relating to the Land and Improvements which are due and payable prior to the Closing Date.
10.    DELIVERY OF DOCUMENTS.
(a)    On the Closing Date, Seller shall deliver the following documents (the “Closing Documents”) to Purchaser, all duly executed and if to be recorded, acknowledged, by Seller, where appropriate, each of which shall be a condition precedent to Purchaser’s obligation to close the transaction contemplated by this Agreement (and one or more of which may be waived in writing by Purchaser, in its sole discretion, on or prior to the Closing Date) in form and substance specified below, or if not specified, in form and substance reasonably acceptable to Purchaser and Seller:
(i)    an assignment and assumption of membership interests, in the form of Exhibit F attached hereto (the “Assignment and Assumption”);
(ii)    To the extent required by the Title Company, an Owner’s statement or affidavit in the form annexed hereto as Schedule 10(a)(ii) (the “Title Affidavit”);
(iii)    Seller’s executed counterparts of a closing and proration statement;
(iv)    a certification of nonforeign status satisfying Section 1445 of the Internal Revenue Code of 1986, as amended;
(v)    evidence of Seller’s existence and authority to perform its obligations under this Agreement, in form and substance reasonably satisfactory to the Title Company and the Purchaser;
(vi)    all keys and access cards to, and combinations to locks and other security devices located at, the Property, if applicable;
(vii)    all of the original Leases, Contracts and Licenses in possession or control of Seller or the Company (or copies thereof to the extent not in Seller’s or the Company’s possession), and all Books and Records in Seller’s possession or control [Purchaser can do this on its own]
(viii)    [Intentionally deleted.]
(ix)    a certificate in the form of Exhibit H recertifying the representations and warranties set forth in Section 8(a) above as of the Closing Date;

(x)    an executed counterpart of the amendment to the Company’s Operating Agreement in a form to be agreed upon prior to expiration of the Due Diligence Period; and
(xi)    all other documents and deliverables as are required by this Agreement.
(b)    On the Closing Date, Purchaser shall deliver the following to Seller, in form and substance reasonably acceptable to Seller or in form as required under this Agreement, all duly executed by Purchaser, where appropriate, each of which shall be a condition precedent to Seller’s obligation to close the transaction contemplated by this Agreement:
(i)    Purchaser’s counterparts of the Assignment and Assumption;
(ii)    Purchaser’s counterparts of the closing and proration statement;
(iii)    a certified copy of the resolutions or consent of Purchaser authorizing the transaction contemplated by this Agreement or other satisfactory evidence of authorization;
(iv)    a certificate recertifying the representations and warranties set forth in Section 8(b) as of the Closing Date;
(v)    the Purchase Price in accordance with Section 3 hereof, plus or minus prorations and adjustments;
(vi)    executed counterparts of the amendment to the Company’s Operating Agreement in a form to be agreed upon prior to expiration of the Due Diligence Period; and
(vii)    such other documents, instruments or agreements as may be reasonably requested by Seller or Title Company or the escrow agent, in order to issue the Title Policy in accordance with Section 4(b), or to otherwise consummate the Closing.

11.	FIRE OR CASUALTY.
In the event of damage to the Property by fire or other casualty prior to the Closing Date, Seller shall promptly notify Purchaser of such fire or other casualty. If the fire or other casualty causes damage which would cost in excess of $1,000,000 to repair (as determined by a licensed engineer or architect retained by Purchaser in good faith), or permit any tenant under a Lease to terminate its Lease, then Purchaser may elect, by written notice to be delivered to Seller on or before the sooner of (i) the twentieth (20th) day after Purchaser’s receipt of such notice or (ii) the Closing Date, to either: (a) close the transaction contemplated by this Agreement, in which event all insurance proceeds received prior to Closing shall be retained by the Company and deemed part of the Property to be transferred at Closing and Purchaser shall be entitled to a credit in the amount of any applicable deductibles or expended by Seller or the Company solely in connection with the repair or replacement of the Property following such casualty, or (b) terminate this Agreement, and receive a return of the Earnest Deposit in which case the parties hereto shall have no further obligations hereunder (except for obligations that are expressly intended to survive the termination of this Agreement). If the damage to the Property by fire or other casualty prior to the Closing Date would cost $1,000,000 or less to repair (as determined by a licensed engineer or architect retained by Purchaser in good faith) and not permit any tenant under a Lease to terminate its Lease, Purchaser shall not have the right to terminate its obligations under this Agreement by reason thereof, and Seller shall have the right to elect to either repair and restore the Property to the condition that existed before such damage if such repair or restoration may be completed prior to the Closing Date, but if Seller does not do so prior to Closing, then all insurance proceeds received prior to Closing shall be retained by the Company and deemed part of the Property to be transferred at Closing and Purchaser shall be entitled to a credit in the amount of any applicable deductibles. For purposes of this Section 11, the term “Property” shall be limited to and refer only to the Land and Improvements.

12.	CONDEMNATION.
If, prior to the Closing Date, all or any part of the Property is taken by condemnation or a conveyance in lieu thereof, or if Seller receives notice of a condemnation proceeding with respect to the Property, then Seller shall promptly notify Purchaser of such condemnation or conveyance in lieu thereof. If the taking or threatened taking involves a material portion of the Property (hereinafter defined), Purchaser may elect, by written notice to be delivered to Seller on or before the sooner of (i) the twentieth (20th) day after Purchaser’s receipt of such notice, or (ii) the Closing Date, to terminate this Agreement, in which event the Earnest Deposit shall be returned to Purchaser, and the parties hereto shall have no further obligations hereunder (except for obligations that are expressly intended to survive the termination of this Agreement). If Purchaser elects to close this transaction notwithstanding such taking or condemnation, all condemnation awards received prior to Closing shall be retained by the Company and deemed part of the Property to be transferred at Closing or expended by Seller or the Company solely in connection with the repair or replacement of the Property following such taking. As used herein, a “material portion of the Property” means any part of the Property reasonably required for the operation of the Property in the manner operated on the date hereof; provided, that the cost of restoration thereof shall exceed $500,000 in the reasonable estimate of Seller except that any taking that would permit a tenant to terminate its Lease shall in all cases be deemed a taking involving a material portion of the Property. If any taking or threatened taking does not involve a material portion of the Property, Purchaser shall be required to proceed with the Closing, in which event all condemnation awards received prior to Closing shall be retained by the Company and deemed part of the Property to be transferred at Closing. For purposes of this Section 12, the term “Property” shall be limited to and refer only to the Land and Improvements.
13.    ADJUSTMENTS AND PRORATIONS.
Adjustments and prorations with respect to the Property shall be computed and determined between the parties as of 12:01 a.m. on the Closing Date as follows:

(a)    General real estate taxes, special assessments and personal property taxes shall be prorated as of the Closing Date based on the then current taxes (if known, based on final tax bills for such period, and if not known, based on the most recent ascertainable taxes) and the special assessments due and owing prior to Closing, and Seller or Purchaser shall receive a credit at Closing, as appropriate. Without affecting the obligations set forth in this Section 13, the prorations for real and personal property taxes shall be equitably prorated on a “net” basis (i.e., adjusted for all tenants’ liabilities and payments of additional rent under the Leases for proportionate share of taxes and assessments if any, for such items). If final taxes or special assessments are not known as of the Closing, the parties agree to reprorate when such amounts become known.
(b)    All rents and other sums receivable from tenants of the Property, which were earned and attributable to the period prior to the Closing Date, will be credited to Seller to the extent that such rents have been collected on or before the Closing Date. Rents earned and attributable to the period beginning on the Closing Date and thereafter will be paid to the Company by the tenants, or credited to Purchaser at Closing (if such rents are received by the Company prior to the Closing Date). All payments from tenants, on account of rent or otherwise, received by Seller on behalf of the Company after the Closing Date, whether attributable to the period prior to or after the Closing Date, shall be deemed to be held in trust by Seller for Purchaser and shall be promptly delivered to Purchaser by Seller for application as provided in this Section 13. All payments from tenants, on account of rent or otherwise, received after the Closing Date by the Company or by Purchaser on behalf of the Company and all amounts received from Seller by Purchaser pursuant to the immediately preceding sentence, shall be applied first to rent or other sums then due under the Leases attributable to the month in which the Closing Date occurs, then to the period after the Closing Date on account of rents earned and attributable to such period, and then to Seller on account of rents which were earned and attributable to the period prior to the Closing Date. Any customary out-of-pocket costs incurred by Purchaser in collection of delinquent rentals shall be deducted by Purchaser prior to the payment to Seller on account of delinquent rentals as provided herein. Purchaser shall cause the Company to bill tenants for delinquent rentals, but need not initiate legal proceedings. Seller shall have the right to contact tenants to request payment of delinquent rentals after the Closing Date and institute legal proceedings to collect such delinquent rentals, but shall have no right to evict any tenant. Any such enforcement or collection efforts by Seller shall be at Seller’s sole expense.
(c)    On the Closing Date, Seller shall either (i) deliver to the Company if not already held by it, in cash, or (ii) receive as a credit against the Purchase Price, an amount equal to all cash security deposits made by tenants occupying the Property which were paid to the Company by such tenants and which shall not have been applied by the Company or otherwise pursuant to the Leases, together with interest owing thereon pursuant to the applicable Lease, if any, and together with a listing (certified as true and correct by Seller) of the tenants to which such deposits and interest are owing.
(d)    All amounts payable, owing or incurred in connection with the Property under the Contracts to be retained by the Company shall be prorated as of the Closing Date.

(e)    All utility deposits, if any, may be withdrawn by and refunded to Seller, and Purchaser shall make replacement deposits on behalf of the Company for utilities as may be required by the respective utilities involved.
(f)    All utility charges that are not separately metered to tenants shall be prorated to the Closing Date and Seller shall obtain a final billing therefor and pay any amounts owing therein for the period prior to the Closing Date and Purchaser shall pay any amounts owing for the period on and after the Closing Date. To the extent that utility bills cannot be handled in the foregoing manner, they shall be prorated as of the Closing Date based on the most recent bills available and reprorated when such final bills become known.
(g)    Purchaser shall pay all leasing commissions and tenant improvement costs payable with respect to Leases (other than for any Required Lease) approved by Purchaser and entered into after the date of this Agreement in accordance with the terms of Section 19(b) of this Agreement. If Seller has paid or caused the Company to pay such amounts prior to the Closing Date, Purchaser shall reimburse Seller for such payments at Closing. Seller shall pay all other leasing commissions and tenant improvement costs payable with respect to all other Leases except those referenced in the preceding sentence.
(h)    Seller and Purchaser agree that as soon as reasonably possible after the close of the calendar year of the Closing, the parties shall undertake a final master reconciliation of CAM, taxes and other pass-throughs and additional rent (including without limitation, percentage rent) with respect to the Leases and the Property. Such reconciliation shall be final. For purposes hereof, Seller and Purchaser shall each prepare tenant reconciliations for their respective applicable periods of ownership of the Interests. Purchaser shall transmit such information to the tenants.
(i)    Unless provided otherwise hereinabove, such other items as are customarily prorated in a purchase and sale of the type contemplated hereunder shall be prorated as of the Closing Date.
(j)    All wages, salaries and benefits of retained Employees, if any, shall be apportioned between Purchaser and Seller.

(k)    Notwithstanding anything in this Section 13 to the contrary, if any tenant under a Lease is obligated to pay any prorated item directly to the entity imposing same, such portion of the prorated item shall not be apportioned between Seller and Purchaser. If any item of income or expense set forth in this Section 13 is subject to final adjustment after Closing, then Seller and Purchaser shall make, and each shall be entitled to, an appropriate reproration to each such item promptly when accurate information becomes available, but in any event prior to one (1) year from the date of Closing. Any such reproration shall be paid promptly in cash to the party entitled thereto.

(l)    All insurance policies and Seller’s property manager’s management agreement and listing agreement (if any) shall be terminated as of the Closing Date and there shall be no proration with respect to these items.

(m)    Each of the provisions of this Section 13 shall survive the Closing until the later of (i) one (1) year from the date of Closing or (ii) with respect to real estate taxes three (3) months after the issuance of the final tax bills for the year in which the Closing occurs.

14.	CLOSING COSTS.
Seller shall pay: (a) the costs of the Title Policy, including any endorsements or deletions thereto, excepting the costs of any special endorsements required by Purchaser or Purchaser’s lender; (b) the costs of recording any releases required to clear title to the Property pursuant to this Agreement; (c) Seller’s attorneys’ fees; (d) one-half of any transfer or recordation taxes or other charges imposed upon the transfer of the Property or the Interests; and (e) one-half of any escrow fees. Purchaser shall pay: (w) the costs of any special endorsements to the Title Policy required by Purchaser or Purchaser’s lender; (x) Purchaser’s attorneys’ fees; (y) one-half of any transfer or recordation taxes or other charges imposed upon the transfer of the Property or the Interests; and (z) one-half of any escrow fees.

15.	POSSESSION.
Except as provided in Sections 11 or 12 hereof, at Closing, the Company shall have possession of the Property, free and clear of all liens and claims other than those liens and claims permitted pursuant to Section 4(b) hereof.

16.	DEFAULT; ESCROW.
(a)    If Seller defaults hereunder before Closing in any material respect and fails to cure such default within thirty (30) days after written notice of such default, or if the representations and warranties set forth in this Agreement shall not be true and correct in all material respects as of the Closing Date, Purchaser’s sole remedy shall be to either (a) terminate this Agreement and receive a return of the Earnest Deposit, in which event each of the parties hereto shall be relieved of any further obligation to the other arising by virtue of this Agreement (except for obligations that are expressly intended to survive the termination of this Agreement), or (b) pursue specific performance of this Agreement. In no event shall Purchaser be entitled to make any claims against Seller nor shall Seller be liable under any representation, warranty, certification, covenant, agreement, obligation or indemnity made hereunder or under any of the Closing Documents or otherwise in connection with the transactions contemplated herein if such claim is either (i) made prior to the Closing, (ii) is based upon or arises out of any inaccuracy in or breach of any of the representations, warranties or covenants of Seller contained in this Agreement if Purchaser had actual knowledge (for purposes of this Section 16 (a) “actual knowledge” shall be limited to matters of which Purchaser has knowledge based upon receipt of notice from Seller) of such inaccuracy or breach prior to the Closing or (iii) for an amount of less than $50,000 in the aggregate for all such claims (the “Seller’s Threshold Liability”). Furthermore, in no event shall Seller be liable for any actual, special, punitive, speculative or consequential damages, nor shall Seller’s liability under any representation, warranty, certification, covenant, agreement, proration, reproration, obligation or indemnity made hereunder or under any of the Closing Documents or otherwise in connection with the transactions contemplated herein exceed $1,060,000 in the aggregate (the “Seller’s Maximum Liability”), excepting however, that a breach by either Seller of its respective representations relating to such Seller’s title to such Seller’s Interests shall not be limited to the Seller Maximum Liability but shall be limited to such Seller’s portion of the Purchase Price.
(b)    Excepting a breach by either Seller of its respective representations relating to such Seller’s title to such Seller’s Interests, none of Seller’s direct or indirect partners, members, managers, officers, agents or employees shall have any personal liability of any kind or nature or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement, the Closing Documents or the transactions contemplated herein. At Closing, an escrow in the amount of Seller’s Maximum Liability (the “Holdback Amount”) shall be established with the Escrow Agent and such Holdback Amount shall be held pursuant to the Escrow Agreement as security for possible claims by Purchaser against Seller. Satisfaction of any and all claims by Purchaser against Seller (excepting a breach by either Seller Member of its respective representations relating to such Seller Member’s title to such Seller’s Interests) shall only be satisfied from the Holdback Amount. Provided that no claims by Purchaser against Seller are then pending, the Holdback Amount (or balance thereof) held by the Escrow Agent at the end of the first anniversary of the Closing Date shall be disbursed to Seller.
(c)    If Purchaser defaults hereunder, this Agreement shall terminate and Seller shall retain the Earnest Deposit as liquidated damages in full settlement of all claims against Purchaser (with the exception of claims against Purchaser related to obligations which are expressly stated to survive the termination of this Agreement). The parties agree that the amount of actual damages that Seller would suffer as a result of Purchaser’s default would be extremely difficult to determine and have agreed, after specific negotiation, that the amount of the Earnest Deposit is a reasonable estimate of Seller’s damages and is intended to constitute a fixed amount of liquidated damages in lieu of other remedies available to Seller and is not intended to constitute a penalty.
17.    NOTICES.
Any notice, demand, request or other communication which either party hereto may be required or may desire to give under this Agreement shall be in writing and shall be deemed to have been properly given if: (x) sent by registered or certified mail, postage prepaid, return receipt requested (effective three (3) business days following the date on which it is deposited in the U.S. Mail); (y) sent by a nationally recognized overnight delivery service (effective one (1) business day after delivery to such courier for overnight service); or (z) sent by electronic mail (effective on the date sent provide it is followed by another permitted means of delivery), in each case addressed in accordance with Section 10 or Section 11 (as applicable) of the Summary Statement or to such other or additional address as either party might designate by written notice to the other party. Any notice permitted or required to be delivered hereunder may be delivered by the attorney for either party hereto.

18.	BROKERS.
Each of Seller and Purchaser represents and warrants to the other that it has not dealt with any brokers, finders or agents with respect to the transaction contemplated hereby. Each party agrees to indemnify, defend and hold harmless the other party, its successors, assigns and agents, from and against the payment of any commission, compensation, loss, damages, costs, and expenses (including without limitation reasonable attorneys’ fees and costs) incurred in connection with, or arising out of, claims for any broker’s, agent’s or finder’s fees of any person claiming by or through such party. The obligations of Seller and Purchaser under this Section 18 shall survive the Closing and the termination of this Agreement.

19.	LEASING COSTS AND LEASE APPROVAL
(a)    Leasing Costs.
Except as provided in this Section 19, Seller agrees to pay or discharge at or prior to Closing all leasing commissions, costs for tenant improvements, legal fees and other costs and expenses (collectively, “Leasing Costs”) that are due and payable as of the Closing Date with respect to the Required Leases; provided, however, that Seller shall have no obligation to pay, and as of Closing, Purchaser shall assume the obligation to pay, all Leasing Costs owed by Purchaser pursuant to the terms of Section 13(g) above for new leases approved by Purchaser under Section 19 (b).
(b)    Lease Approval.
After the Effective Date, Seller shall not (i) amend any Leases, (ii) voluntarily cancel or terminate any Leases, or (iii) execute any new Leases without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned. Specifically, Purchaser’s approval shall be required prior to execution of either of the proposed leases for (y) Sola Salon Studios in space C-203 or (z) VIE Fitness & Spa in space C-205. After the Effective Date, Seller shall submit to Purchaser a proposal (“Proposals”) describing the economic terms of any proposed lease, lease amendment, or cancellation of an existing Lease, along with any financial information on the tenant in Seller’s possession. Purchaser shall provide its written approval or disapproval of such Proposal within ten (10) days after receipt of any Proposal delivered after the Effective Date. In the event Purchaser disapproves any Proposal, Purchaser’s notice of disapproval shall include the reasons for such disapproval. In the event Purchaser approves any such Proposal, Purchaser shall be responsible for all tenant improvement costs and leasing commissions payable with respect to such Proposal. The Company shall have the right to execute the lease document evidencing a Proposal approved by Purchaser provided the Seller’s standard lease form is utilized without material modifications, or with such material modification as shall be identified in any Proposal.

20.	ASSIGNMENT.
Purchaser shall neither assign its rights nor delegate its obligations hereunder without obtaining Seller’s prior written consent, which consent shall not be unreasonably withheld.

Notwithstanding anything to the contrary contained in this Section 20, Purchaser shall have the right to assign its rights hereunder to Glimcher Realty Trust, a Maryland Real Estate Investment Trust (“GRT”) or to any entity that owns or is owned in whole or in part by Purchaser, GRT, or to a partnership of which Purchaser, GRT or an affiliate is a general partner provided that concurrently with any such assignment, such affiliate assumes, in writing, those obligations imposed under this Agreement, the Confidentiality Agreement and the Access Agreement, and provides a fully executed counterpart of such assignment to Seller, and provided further, that Purchaser shall remain fully liable for all of Purchaser’s obligations under this Agreement, the Confidentiality Agreement and the Access Agreement.

21.	MISCELLANEOUS.
(a)    Time is of the essence of each provision of this Agreement.
(b) This Agreement and all provisions hereof shall extend to, be obligatory upon and inure to the benefit of only the parties hereto and the respective heirs, legatees, successors and permitted assigns of the parties hereto.
(c)     Except as provided herein, this Agreement, the Confidentiality Agreement, the Access Agreement and the Escrow Agreement contain the entire agreements between the parties relating to the transactions contemplated hereby.
(d)    This Agreement shall be governed by and construed in accordance with the laws of the State where the Land is located.
(e)    If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be deemed invalid or unenforceable, the remainder of this Agreement and the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby.
(f)    This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.
(g)    From and after the date hereof, except as provided in Section 21(l) below, Seller shall not prepare and issue any releases of information relating to the sale of the Interests without Purchaser’s consent, and any inquiries regarding the transaction contemplated hereby shall be responded to by Seller only after consultation with Purchaser and with Purchaser’s approval. The provisions of this Section 21(g) shall survive the Closing or earlier termination of this Agreement.
(h)    If either party institutes a legal action against the other relating to this Agreement or any default hereunder, the unsuccessful party to such action will reimburse the successful party for the reasonable expenses of prosecuting or defending such action, including without limitation reasonable attorneys’ fees and disbursements and court costs. The obligations under this Section 21(h) shall survive the termination of this Agreement.

(i)    This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that the Agreement may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.
(j)    If, under the terms of this Agreement and the calculation of the time periods provided for herein, the Closing Date or any other date to be determined under this Agreement should fall on Saturday, a Sunday, a legal holiday (Federal or Michigan), then such date shall be extended to the next business day.
(k)    A facsimile, scanned and e-mailed copy, or photocopy signature on this Agreement, any amendment hereto, any Closing Document or any notice delivered hereunder shall have the same legal effect as an original signature, provided that an original or final copy shall be delivered thereafter; and further provided that nothing herein shall excuse either party from its obligation to deliver an original signature on any document that is intended to be recorded.
(l)     The parties shall keep the terms of this Agreement confidential (and Purchaser shall keep information it learns about the Property and/or the Company confidential) and shall not disclose such terms and, in the case of Purchaser, information, to any other parties without the other party’s prior written consent, which consent shall be in each party’s sole discretion; provided, however, that each party may, without obtaining such prior written consent, make such disclosures as may be required by applicable laws or agreements by which such party is bound, or to each such party’s managers, members, officers, lenders, employees, attorneys, accountants, appraisers, insurance advisors, consultants and similar third party professionals.
(m)    Either party shall be permitted to transfer the Interests (or interests in the Property) as part of a tax-free like-kind exchange (the “Exchange”) under Section 1031 of the Internal Revenue Code (the “Code”). Accordingly, each party shall cooperate with each other in structuring the transfer of the Interests as a tax-free like-kind exchange (forward and reverse type exchanges included); Purchaser’s or Seller’s cooperation shall include, but not be limited to, permitting the assignment by of rights under this Agreement to a qualified intermediary (as defined in Treasury Regulation Section 1.1031 (k)-1(g)(4)(iii)), and/or entering into an agreement with a qualified intermediary for the acquisition of the Interests. Notwithstanding the foregoing, the party entering into the Exchange shall fully reimburse, indemnify, defend and hold harmless the other party for all costs and expenses it incurs in connection with the Exchange, and nothing in this Section 21(m) shall permit either party to extend the Closing Date, require either party to take title to any other property, or to incur any additional expenses or liability. The provisions of this Section 21(m) shall survive Closing.
(n)    Purchaser and Seller each hereby agrees not to elect a trial by jury of any issue triable of right by jury, and waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist with regard to this agreement or any claim, counterclaim or other action arising in connection therewith. This waiver of right to trial by jury is given knowingly and voluntarily by Purchaser and Seller, and is intended to encompass individually each instance and each issue as to which the right to a trial by jury would otherwise accrue. Seller or Purchaser, as applicable, is hereby authorized to file a copy of this section in any proceeding as conclusive evidence of this waiver by Purchaser or Seller, as applicable. The provisions of this section 21(n) shall survive the closing or earlier termination of this agreement.
(o)    Purchaser and Seller each represent and warrant to their knowledge that as of the date hereof and as of the Closing Date, the following statements are and shall be true, correct and complete without material misrepresentation or omission: (i) such party is not a Prohibited Person (as defined below), (ii) such party is in compliance with the Anti-Terrorism Laws (as defined below), (iii) such party does not conduct any business or engage in any transaction or dealing with any Prohibited Person, or deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order 13224 (as defined below), and (iv) such party has established policies and procedures designed to prevent and detect money laundering, including processes to meet all applicable anti-money laundering requirements of the USA Patriot Act (as defined below). For purposes of the foregoing representations and warranties: (i) “Anti-Terrorism Laws” are any laws related to terrorism or money laundering, including Executive Order 13224 and the USA Patriot Act, and any regulations promulgated under either of them, (ii) ”Executive Order 13224” is defined as Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, (iii) “Prohibited Person” is defined as (a) a person or entity subject to the provisions of Executive Order 13224; (b) a person or entity owned or controlled by, or acting for or on behalf of, an entity that is subject to the provisions of Executive Order 13224; (c) a person or entity with whom Purchaser or Seller is prohibited from dealing by any of the Anti-Terrorism Laws; (d) a person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order 13224; (e) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control; or (f) a person or entity who is affiliated with a person or entity described in clauses (a) through (e) immediately above, and (g) “USA Patriot Act” is defined as the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56, as may be amended from time to time.
22.    TAXES.
The Purchaser and the Seller shall work cooperatively together in an effort to cause the Company’s K-1 statements and any other portions of its Tax Returns for the year in which the Closing Date occurs to be filed and adjusted to reflect that the Company was owned by the Seller prior to the Closing Date and by the Purchaser and/or others thereafter, with all liabilities for Taxes accruing to the Seller and the Purchaser in complete accord therewith. The obligations contained in this Section 22 shall survive the Closing of this Agreement for a period of three (3) years and shall not be subject to the Seller’s Threshold Liability or the Seller’s Maximum Liability.
23.    PURCHASE PRICE ALLOCATION.
The Purchaser will engage Duff & Phelps to prepare an allocation of the portion of the Purchase Price that is attributable to the Land and Improvements and intangibles in a manner that reflects their fair market value in accordance with IRS Code Section 1060 and will provide such allocation information to Seller prior to expiration of the Due Diligence Period. Following Closing, the parties agree that they each shall report the tax consequences of the sale of the

Membership Interests on a jointly prepared IRS Form 8594 which shall reflect the allocation of the Purchase Price among the Company’s assets as follows:

(a)	TIF - Two Million Five Hundred Thousand Dollars ($2,500,000.00).

(b)	Land and Improvements - Fifty Million Five Hundred Thousand Dollars ($50,500,000.00) and allocated among land, improvements and intangibles in accordance with the determination of Duff & Phelps.

[NO FURTHER TEXT – SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.
SELLER:        NSPG-ANN ARBOR, LLC,
    a Delaware limited liability company

By:     The North Shore Properties Group
Its:      Manager

By: /s/Max Reiswerg
Max Reiswerg, Principal

And

ARBOR RETAIL LLC,
                        a Delaware limited liability company

By: /s/Thomas A. Stegeman
Thomas A. Stegeman, President

PURCHASER:	GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership
By:     Glimcher Properties Corporation,
a Delaware corporation, sole general partner

By: /s/Michael P. Glimcher
Michael P. Glimcher
Chief Executive Officer

List of Exhibits

Exhibit A    Legal Description of the Land
Exhibit B    List of Equipment, Fixtures and Personal Property
Exhibit C    Lease List
Exhibit D    List of Contracts
Exhibit E    Form of Tenant Estoppel Certificate
Exhibit F    Form of Assignment of Membership Interest
Exhibit G    Form of Tenant Notification Letter
Exhibit H    Recertification of Representations and Warranties
Exhibit I    Disclosure of Lease Matters/Pending Commissions
Exhibit J    Form of Escrow Agreement

List of Schedules

Schedule 2(b)            Required Leases
Schedule 3 (b)            OP Units Calculation and Terms
Schedule 4 (c)            Permitted Title Exceptions
Schedule 5 (a)            Due Diligence List
Schedule 8 (a) (viii)        Company Organizational Documents
Schedule 8 (a) (xi)        Financial Statements and Contingent Liabilities
Schedule 8 (a) (xii)        Suits, Claims, Pending Actions
Schedule 8 (a) (xiii)        Government Notices
Schedule 8 (a) (xiv)        Brownfield Plan and Environmental Exceptions
Schedule 8 (a) (xv)        List of Tenant Delinquencies/Defaults
Schedule 10(a)(ii)        Form of Title Affidavit

EXHIBIT "A"

The land referred to in this commitment is described as follows: City of Ann Arbor, County of Washtenaw, State of Michigan

Parcel I:
Commencing at the West 1/4 corner of Section 2, Town 3 South, Range 6 East, City of Ann Arbor, Washtenaw County, Michigan; thence North 00 degrees 32 minutes 32 seconds West 1318.56 feet along the West line of said Section 2 and the centerline of Platt Road; thence North 89 degrees 27 minutes 28 seconds East 328.83 feet to the place of beginning; thence North 00 degrees 32 minutes 32 seconds West 475.19 feet; thence along the South right of way line of Washtenaw Avenue South 73 degrees 15 minutes 32 seconds East 449.30 feet; thence South 0 degrees 37 minutes 00 seconds East 341.76 feet; thence South 0 degrees 32 minutes 32 seconds East 81.09 feet; thence South 88 degrees 53 minutes 56 seconds West 429.48 feet; thence North 00 degrees 32 minutes 32 seconds West 85.34 feet to the place of beginning, together with a non-exclusive easement for ingress and egress for passenger vehicles as recorded in Liber 2460, Page 355, Washtenaw County Records.

Parcel II:
Commencing at an iron pipe at the intersection of the West line of Section 2, Town 3 South, Range 6 East, City of Ann Arbor, Washtenaw County, Michigan with the South line of Washtenaw Avenue; thence South along the West line of said Section, 277.50 feet for a place of beginning; thence deflecting 90 degrees to the left 123.83 feet; thence deflecting 90 degrees to the left 30.0 feet; thence deflecting 90 degrees to the right 100.00 feet; thence deflecting 90 degrees to the right 60.0 feet; thence deflecting 90 degrees to the right 223.83 feet; thence deflecting 90 degrees to the right 30.0 feet along the West line of said Section and the centerline of Plat Road to the place of beginning, being a part of the Northwest 1/4 of said Section 2.
Commencing at the West 1/4 post of Section 2, Town 3 South, Range 6 East, City of Ann Arbor, Washtenaw County, Michigan; thence North 1896.06 feet in the West line of the Section; thence deflecting 107 degrees 17 minutes to the right 134.41 feet for a place of beginning; thence continuing in the same direction 100 feet; thence 72 degrees 43 minutes to the right 177.86 feet; thence deflecting 90 degrees to the right 100 feet; thence deflecting 91 degrees 14 minutes 40 seconds to the right 207.62 feet to the place of beginning, being a part of the Northwest 1/4 of Section 2.

Parcel III:
Commencing at an iron pipe at the intersection of the West line of Section 2, Town 3 South, Range 6 East, Pittsfield Township, Washtenaw County, Michigan, with the South line of Washtenaw Avenue; thence South along the said Westerly line of said Section 2, 577.5 feet; thence East at right angles 223.83 feet to an iron pipe; thence Northerly parallel to the West line of said Section 2, 330 feet; thence Westerly 100 feet; thence Northerly to the South line of Washtenaw Avenue; thence Northwesterly along the said South line of Washtenaw Avenue 134.41 feet to the place of beginning, EXCEPTING from the above description the South 270 feet thereof, being part of the Northwest 1/4 of Section 2, Pittsfield Township, Washtenaw County, Michigan.

(Description for Parcel III is continued on the following page)

SEAVER TITLE AGENCY, LLC
42651 Woodward Ave.
Bloomfield Hills, MI 48304
Ph:(248) 338-7135 Fax:(248) 338-3045

Agent for: STEWART TITLE GUARANTY COMPANY

This commitment valid and binding for a period of 90 days from the date hereof. Thereafter it is void and of no effect.
SCHEDULE A of this commitment--Page 2

ALSO EXCEPTING therefrom the following described parcel of land: Commencing at an iron pipe at the intersection of the West line of Section 2, Town 3 South, Range 6 East, Pittsfield Township, Washtenaw County, Michigan, with the South line of Washtenaw Avenue; thence South along the West line of said Section, 277.50 feet for a place of beginning; thence deflecting 90 degrees to the left 123.83 feet; thence deflecting 90 degrees to the left 30.0 feet; thence deflecting 90 degrees to the right 100 feet; thence deflecting 90 degrees to the right 60.0 feet; thence deflecting 90 degrees to the right 223.83 feet; thence deflecting 90 degrees to the right 30.0 feet along the West line of said Section and the centerline of Platt Road to the place of beginning, being a part of the Northeast 1/4 of said Section 2, Town 3 South, Range 6 East, City of Ann Arbor, Washtenaw County, Michigan.

Parcel IV:
Commencing at the West 1/4 corner of Section 2, Town 3 South, Range 6 East, City of Ann Arbor, Washtenaw County, Michigan; thence North 1896.06 feet along the West line of said Section and the centerline of Platt Road to a point on the Southerly right of way line of Washtenaw Avenue; thence South 72 degrees 43 minutes 00 seconds East 234.41 feet along said right of way line to the point of beginning; thence continuing South 72 degrees 43 minutes 00 seconds East 109.96 feet along said right of way line; thence South 475.20 feet; thence West 105.00 feet; thence North 507.87 feet to the point of beginning, being a part of the Northwest 1/4 of Section 2, Town 3 South, Range 6 East, City of Ann Arbor, Washtenaw County, Michigan.

Parcels I, II, III and IV are collectively assessed as follows:
Commencing at the West 1/4 corner of Section 2, Town 3 South, Range 6 East, City of Ann Arbor, Washtenaw County, Michigan, thence North 00 degrees 32 minutes 32 seconds West 1588.56 feet; thence North 89 degrees 27 minutes 28 seconds East 33 feet for a point of beginning; thence North 00 degrees 32 minutes 32 seconds West 297.23 feet; thence South 73 degrees 15 minutes 32 seconds East 759.11 feet along the central line of Washtenaw Avenue; thence South 00 degrees 37 minutes 00 seconds East 341.76 feet; thence South 00 degrees 32 minutes 32 seconds East 81.09 feet; thence South 88 degrees 53 minutes 56 seconds West 429.48 feet; thence North 00 degrees 32 minutes 32 seconds West 85.33 feet; thence South 89 degrees 27 minutes 28 seconds West 105 feet; thence North 00 degrees 32 minutes 32 seconds West 270 feet; thence South 89 degrees 27 minutes 28 seconds West 190.83 feet to the point of beginning. Being part of the Northwest 1/4 of said Section 2.

Survey Description of Parcels I, II, III and IV, per Metro Consulting Associates, Job No.11-5483:

COMMENCING AT THE WEST ¼ CORNER OF SECTION 2, T.3S., R.6E., CITY OF ANN ARBOR, WASHTENAW COUNTY, MICHIGAN; THENCE N00°32'32"W 1588.56 FEET ALONG THE WEST LINE OF SAID SECTION 2 AND THE CENTERLINE OF PLATT ROAD (66 FEET WIDE) FOR A POINT OF BEGINNING; THENCE CONTINUING ALONG SAID WEST LINE OF SAID SECTION 2, N00°32'32"W 307.50 FEET; THENCE S73°15'32"E 793.67 FEET ALONG THE SOUTHERLY RIGHT-OF-WAY LINE OF WASHTENAW AVENUE (VARIABLE WIDTH); THENCE S00°37'00"E 341.76 FEET; THENCE S00°32'32"E 81.09 FEET; THENCE S88°53'56"W 429.48 FEET; THENCE N00°32'32"W 85.33 FEET; THENCE S89°27'28"W 105.00 FEET; THENCE N00°32'32"W 270.00 FEET; THENCE S89°27'28"W 223.83 FEET TO THE POINT OF BEGINNING, BEING PART OF THE NORTHWEST ¼ OF SAID SECTION 2, CONTAINING 7.43 ACRES OF LAND, MORE OR LESS. BEING SUBJECT TO THE WESTERLY 33.00 FEET THEREOF, AS OCCUPIED BY SAID PLATT ROAD.

Re: 3100 Washtenaw Avenue
Tax Parcel No. 12-02-204-098

SEAVER TITLE AGENCY, LLC
42651 Woodward Ave.
Bloomfield Hills, MI 48304
Ph:(248) 338-7135 Fax:(248) 338-3045

Agent for: STEWART TITLE GUARANTY COMPANY

This commitment valid and binding for a period of 90 days from the date hereof. Thereafter it is void and of no effect
SCHEDULE A of this commitment--Page 3

EXHIBIT B
List of Equipment, Fixtures and Personal Property

[List of items, if any, to be provided within 15 days of the Effective Date]

EXHIBIT C
Lease List

Fully Executed Leases:

Tenant            Suite    SQFT

•	Arhaus A-101 13,193

•	Running Fit A-105 2,323

•	My Urban Toddler A-107 2,170

•	Glassbox Coffee A-111 2,121

•	Cafe Zola B-101 4,423

•	Lill Studio B-103 800

•	Brooks Brothers Flatiron B-107 3,181

•	Anthropologie C-101 7,451

•	Anthropologie C-201 1,750

•	The North Face C-105 6,000

•	Sur La Table C-109 5,997

•	V2V C-111 3,300

•	Pizzeria Biga C-112 4,173

•	Blue Mercury D-103 1,680

•	Hot Mama D-105 2,400

•	Paper Source D-107 2,400

•	Madewell D-109 3,049

•	Lululemon D-112 3,002

EXHIBIT D
List of Contracts

[List of contracts, if any, to be provided within 15 days of the Effective Date]

EXHIBIT E
Form of Tenant Estoppel Certificate

To:	[___________________________________], or its affiliate or assigns ("Purchaser")

RE:    Lease dated__________ between:__________________________________(“Landlord”) and ____________________________________________ (“Tenant”) (collectively, with any amendments or modifications thereto as set forth in Exhibit A, the “Lease”) for space known as Suite          at Arbor Hills Crossing, Ann Arbor Michigan (“Leased Premises”)
Ladies and Gentlemen:
The undersigned hereby certifies as follows:

1.     The undersigned is the “Tenant” under the above-referenced Lease (“Lease”) covering the above-referenced Premises (“Premises”).
2.     The Lease constitutes the entire agreement and is the only Lease or agreement between landlord under the Lease (“Landlord”) and Tenant with respect to the Premises, and the Lease has not been modified or amended in any respect except as follows: (if left blank will deemed to be “none”):_______________________________________________________ (as so assigned, modified, changed, altered or amended, the ("Lease").
3.     The term of the Lease commenced on ____________, ____, and will expire on ________________,      .
4.    Tenant has accepted possession of the Premises and is the actual occupant in possession and has not sublet or assigned its leasehold interest except _______________.
5.    All improvements to be constructed on the Premises by Landlord have been completed and accepted by Tenant and any tenant improvement allowances or other allowances due from Landlord have been paid in full.
6.     As of this date, there exists no default, nor state of facts which, with notice, the passage of time, or both, would result in a default on the part of either Tenant or Landlord.
7.    Tenant has no defenses, set-offs, or counterclaims to the payment of rent and all other amounts due from Tenant to Landlord under the Lease, and Tenant has no claims or defenses to enforcement of the Lease.
8.     Tenant is currently obligated to pay annual fixed or base rent in monthly installments of $[            ] per month. No base rent has been paid more than 30 days in advance and monthly installments of base rent have been paid through ______________, 2013.

9.     The estimated monthly additional rent currently payable pursuant to the Lease on account of real estate taxes, insurance, common area maintenance expenses and other operating expenses in the total amount of $_________________ , based upon the following:
CAM:            $
Real Estate Taxes:    $
Insurance:        $
Other:            $
Such additional rent has been paid through and including __________________, 2013.
10.    Tenant is currently obligated to pay percentage rent, if any, as set forth below (if left blank will deemed to be “none”):
_______________________________________________________________________.

11.    Tenant has deposited a Security Deposit in the amount of $             with Landlord, and none of the Security Deposit has been applied by Landlord to the payment of rents or any other amounts due under the Lease.
12.    Tenant has no option or preferential right to lease or occupy additional space within the property of which the Premises are a part except                 . Tenant has no option or preferential right to purchase all or any part of the Premises. Tenant has no right to renew or extend the terms of the Lease except _________________________.
13.     Tenant has made no agreements with Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental or other concession except ____________________.
14. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.
15.    The person signing this Certificate on behalf of Tenant is duly authorized to do so.
This Certificate is made to Purchaser in connection with the prospective purchase by Purchaser or its nominee of the interests in the company which owns the Premises. This Certificate may be relied on by Purchaser, any other party which acquires an interest in the company or by the Purchaser’s Lender.
Dated this ____ day of ______________ 2013.
“TENANT”

By:
Its:

EXHIBIT F
ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS

THIS ASSIGNMENT AND ASSUMPTION MEMBERSHIP INTERESTS (this “Assignment”) is entered into as of the ____ day of ____________, 2013 (“Effective Date”), between [NSPG-ANN ARBOR LLC, an Illinois limited liability company] [ARBOR RETAIL LLC, a Delaware limited liability company] (“Assignor”), with an office at; [__________________________________________and [GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership    ] [NEWCO] (“Assignee”), with an office at 180 East Broad Street, Columbus, Ohio 43215.
WHEREAS, Assignor is the owner and holder of a ______________ (___%) percent membership interest (the “Membership Interest”) in RSW WASHTENAW LLC, a Delaware limited liability company (the “Company”);
WHEREAS, pursuant to the terms of that certain Membership Interest Purchase and Sale Agreement dated as of             , 2013 between Assignor and Assignee, Assignor has agreed to sell and Assignee has agreed to purchase the Membership Interest and to execute this Assignment in connection therewith.
NOW, THEREFORE, for ten ($10.00) dollars and other good and valuable consideration paid by Assignee to Assignor, Assignor and Assignee hereby agree as follows:
1.    Assignment. Assignor hereby sells, assigns, transfers and conveys to Assignee the Membership Interest.
2.    Assumption. Assignee hereby accepts from Assignor the Membership Interest, and assumes all of the obligations and liabilities of Assignor, as the holder of the Membership Interest, accruing from and after the date hereof.
3.    Adoption of Operating Agreement. Assignee hereby accepts and adopts all of the terms and conditions of the operating agreement of the Company from and after the date hereof, and agrees to be bound by all the terms, articles and conditions thereof.
4.    Withdrawal. Assignor hereby withdraws as a member from the Company (the “Withdrawal”). The Withdrawal shall be effective as of the date hereof, without the need for execution of any additional documentation.
5.    Effective Date. This Assignment is effective as of the date hereof, and from and after the date hereof that portion of the net profits or net losses and cash flow of the Company allocable to the Membership Interest shall be credited, charged or distributed, as the case may be, to Assignee and not to Assignor.
6.    Indemnification of Assignee. The Assignor shall indemnify, defend and hold harmless Assignee, its agents, employees, officers, directors, managers, members, legal representatives, successors and assigns from and against any liability, loss, cost or expense (including but not limited to reasonable attorney’s fees and expenses) incurred by Assignee as a result of such Assignor’s failure to perform any of its obligations as holder of the Membership Interest to the extent that such obligations accrued prior to the date hereof.
7.    Indemnification of Assignor. Assignee shall indemnity, defend and hold harmless
Assignor, its agents, employees, officers, directors, managers, members, legal representatives, successors and assigns from and against any liability, loss, cost or expense (including but not limited to reasonable attorney’s fees and expenses) incurred by Assignor as a result of Assignee’s failure to perform any of its obligations as holder of the Membership Interest to the extent that such obligations accrue on or after the date hereof.

8.    Miscellaneous. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective legal or personal representatives, heirs, executors, administrators, successors, and assigns. No third party shall have the benefit of any of the provisions of this Assignment nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee rely hereon. If Assignor or Assignee resorts to a court of law or equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorneys’ fees and expenses of the prevailing party. No modification, waiver, amendment, discharge or change of this Assignment shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought. This Assignment shall be construed and enforced in accordance with the laws of the State of Delaware. This Assignment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.
ASSIGNOR:                    [NSPG-ANN ARBOR LLC,
an Illinois limited liability company

By:     The North Shore Properties Group
Its:      Manager

By:
Max Reiswerg, _____________]
[or]
[ARBOR RETAIL LLC,
a Delaware limited liability company

By:
Thomas A. Stegeman, President

ASSIGNEE:                    [GLIMCHER PROPERTIES LIMITED                                 PARTNERSHIP, a Delaware limited partnership
By:     Glimcher Properties Corporation
a Delaware corporation, sole general partner

By:
Name:
Title:                    ]

[or]                        [NEWCO]

EXHIBIT G
Form of Tenant Notification Letter
VIA CERTIFIED MAIL – RETURN RECEIPT REQUESTED

[Tenant name & address]

Re:	DBA Name
Arbor Hills Crossing
Ann Arbor, Michigan (the "Property")

Dear Tenant:

This notice is delivered to advise you that on             , 2013 (the “Effective Date”) all of the membership interests in RSW WASHTENAW LLC, the owner of the above-referenced Property were sold and assigned by NSPG-ANN ARBOR LLC, an Illinois limited liability company (“NSPG”) and ARBOR RETAIL LLC, a Delaware limited liability company (“Arbor” and NSPG and Arbor, collectively “Seller”), to [GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership] (the “Purchaser”). Accordingly, you are hereby authorized and directed to make all future payments under your lease and to address any and all notices and other communications to the Landlord under or in connection with your lease to the addresses listed below. [You are further advised that Purchaser, has granted a mortgage in favor of __________________________ (together with its successors and assigns "Lender") on the above-referenced Property in which you are a tenant. Pursuant to the mortgage, the Landlord has granted a security interest in favor of Lender in the leases relating to the Property and all rents, additional rent and all other monetary obligations to Landlord thereunder (collectively, "Rent").] The Landlord hereby instructs and authorizes you to disregard any and all previous notices sent to you in connection with Rent and hereafter to deliver all Rent to the following new address:

All checks should be made payable to “___________________”.

You are hereby further advised that the Property will be managed by Glimcher Properties Limited Partnership, as property manager, and Glimcher Development Corporation, as services provider. In accordance with the terms of your lease, copies of all future notices to landlord should be sent to:

[______________________, LLC]
c/o Glimcher Properties Limited Partnership
180 East Broad Street
Columbus, Ohio 43215
Attention: General Counsel

Also, in accordance with the provisions of your lease, please send an updated Certificate of Insurance naming the Landlord [_________________, LLC] as Holder and additional insured; and the property manager (Glimcher Properties Limited Partnership) as additional insured parties. The Certificate of Insurance should be sent to Landlord, Attention: Risk Management.

Enclosed is a copy of an IRS W-9 form certifying the Federal Tax ID number for [             LLC] as well as a blank gross sales reporting form, with instructions, for future use. Please forward these items to the appropriate personnel of your company.

If you have any questions or need any additional information, please feel free to contact the management office at (614) 621-9000.

SELLER:
NSPG-ANN ARBOR LLC        ARBOR RETAIL LLC,
An Illinois limited liability company        a Delaware limited liability company

By:          By: _____________________________

PURCHASER:
[GLIMCHER PROPERTIES LIMITED PARTNERSHIP]

By:

EXHIBIT H
RECERTIFICATION OF REPRESENTATIONS AND WARRANTIES
The undersigned hereby certifies that each of the representations and warranties made by it in that certain Membership Interest Purchase and Sale Agreement dated _____________ __, 2013 by and between the undersigned and ________________________________________________ are true, correct and complete in all material respects as of the date hereof except ___________________________________________________________________________________________________________________________________________________________.
Dated ________________, 2013.

EXHIBIT I
Disclosure of Lease Matters/Pending Commissions

There are no disputes with respect to any Leases.
Information on pending leasing commission to be provided within15 days of the Effective Date

GLIMCHER RE-DRAFT – 8/6/2013

EXHIBIT J
Form of Escrow Agreement

ESCROW AGREEMENT
This ESCROW AGREEMENT (this “Agreement”) is dated as of _________, 2013 (the ”Effective Date”), by and among Glimcher Properties Limited Partnership, a Delaware limited partnership (“Purchaser”), NPSG-Ann Arbor LLC, an Illinois limited liability company (“NPSG”), Arbor Retail LLC, a Delaware limited liability company (“Arbor” and together with NPSG, collectively “Seller”), and Fidelity National Title Insurance Company, a California corporation, as escrow agent (the “Escrow Agent”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement referenced below.
Recitals:

A.Pursuant to the Membership Interest Purchase and Sale Agreement (the “Purchase Agreement”), dated as of the date hereof, by and among Purchaser and Seller, Purchaser shall purchase and Seller shall sell all of the Interests;
B.    Pursuant to Section 3(a) of the Purchase Agreement, (i) within two (2) business days after the Effective Date, Purchaser has agreed to deposit with the Escrow Agent cash in an amount equal to Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Initial Deposit”) as an earnest money deposit, and (ii) on or before the expiration of the Due Diligence Period, Purchaser has agreed to deposit with the Escrow Agent cash in an additional amount of One Million Five Hundred Ninety Thousand Dollars ($1,590,000.00) (the “Additional Deposit” and together with the Initial Deposit, the “Earnest Deposit”) as an additional earnest money deposit, in each case to the account or accounts designated by the Escrow Agent;
C.    Pursuant to Sections 2(d) and 16(b) of the Purchase Agreement, at closing the Escrow Agent shall retain from the Earnest Deposit cash in an amount equal to the sum of (i) One Million Sixty Thousand Dollars ($1,060,00.00) (the “Holdback Amount”) for the purpose of satisfying indemnity claims by Purchaser against Seller plus (ii) such additional cash as may be set forth on the settlement statement signed by Purchaser and Seller at Closing (and if the amount on the settlement statement exceeds the Earnest Deposit less the Holdback Amount, Escrow Agent is hereby authorized to retain such excess amount from the cash portion of the Purchase Price deposited by Seller with Escrow Agent at Closing) (the “Credit Amount”); and
D.    The Escrow Agent is willing to accept the Earnest Deposit and the Credit Amount and to hold, invest, disburse and apply the same in accordance with the terms and conditions of this Agreement for the benefit of Purchaser and Seller.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained and for other good and valuable consideration, and intending to be legally bound, the parties hereto hereby agree as follows:
1.    Appointment of the Escrow Agent. Purchaser and Seller hereby appoint the Escrow Agent to serve as escrow agent hereunder and to hold the Escrow Fund (as defined herein) in accordance with the terms, conditions and provisions of this Agreement. The Escrow Agent hereby accepts such appointment and agrees to perform all duties which are expressly set forth in this Agreement and to hold, invest, disburse and apply the Escrow Fund (as defined below) in accordance with the terms and conditions of this Agreement.
2.    Establishment of the Escrow Fund.
(a)    Within two (2) business days after the Effective Date, Purchaser will deliver or cause to be delivered the Initial Deposit in immediately available funds to the interest-bearing account set forth on Schedule A attached hereto (the “Escrow Account”). On or before the expiration of the Due Diligence Period, Purchaser will deliver or cause to be delivered the Additional Deposit in immediately available funds to the Escrow Account. The Escrow Agent shall promptly acknowledge to Purchaser and Seller in writing the receipt of each of the Initial Deposit and the Additional Deposit.
(b)    The Earnest Amount, the Holdback Amount and the Credit Amount, as from time to time invested as herein provided, together with all income, dividends and interest, if any, accrued thereon, less any payments or other disbursements pursuant to Section 3, is herein called the “Escrow Fund”. The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Agreement.
(c)    The Escrow Agent shall invest all amounts held in the Escrow Account in accordance with the instructions set forth on Schedule B.
(d)    Purchaser and Seller acknowledges that the Escrow Agent assumes no responsibility whatsoever for bank failure, bank insolvency, bank holidays or delay in disbursing the Escrow Funds due to bank or governmental regulation, inability of the depository to pay such funds on demand or delay in transfer of funds through the federal wire system, and further acknowledge that Federal Deposit Insurance Corporation (“FDIC”) coverage applies up to a specified maximum amount for each individual depositor including all of depositor’s accounts at the same or related institution, and that Escrow Agent assumes no responsibility for, nor will it be held liable for any loss occurring which arises from the fact that the amount of the Escrow Account may cause the aggregate amount of any individual depositor’s accounts to exceed the amount insured by the FDIC. Purchaser and Seller have made their own independent investigation of PNC Bank,

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the depositing banking institution which, absent any instructions to the contrary on Exhibit B, will hold the Escrow Fund.
3.    Disbursement. The Escrow Fund shall be held and disposed of by the Escrow Agent as follows:
(a)    Distribution of the Initial Deposit.
Prior to the expiration of the Due Diligence Period, upon the receipt by the Escrow Agent of written instructions executed by Purchaser together with a copy of the notice of termination delivered by Purchaser to Seller pursuant to Section 5 (c) of the Purchase Agreement, the Escrow Agent shall promptly disburse to Purchaser the Initial Deposit (including all net earnings thereon).
(b)    Post-Due Diligence Period Distribution of the Escrow Fund.
After the expiration of the Due Diligence Period, the Escrow Fund shall be distributed by Escrow Agent in accordance with joint written instructions signed by Purchaser and Seller. For this purpose, Purchaser’s and Seller’s signatures on a settlement statement delivered to Escrow Agent at Closing shall constitute joint written instructions.
(c)    Interpleader.
Upon twenty (20) days written notice to Purchaser and Seller, the Escrow Agent may deposit, by means of an interpleader action or any other appropriate method, with any court of competent jurisdiction, all amounts in the Escrow Fund, for holding and disposition in accordance with the instructions of such court.
(d)    Payment to Seller. Unless otherwise instructed in the joint written instructions, any amounts to be paid, delivered or disbursed to Seller pursuant to this Section 3 shall be paid in equal proportions to NSPG and Arbor.
4.    Duties of the Escrow Agent.
(a)    The Escrow Agent shall hold and safeguard the Escrow Fund during the term of this Agreement, shall hold such Escrow Fund in a trust account in accordance with the terms of this Agreement and not as the property of Purchaser or Seller, and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof. In exercising the rights, duties and obligations prescribed or conferred by the terms of this Agreement, the Escrow Agent shall exercise that degree of care, diligence and skill that a reasonable escrow agent would exercise in comparable circumstances. The duties of the Escrow Agent hereunder are entirely administrative and not discretionary. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any party or any other person under this Agreement. The Escrow Agent is obligated to act only in

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accordance with the written instructions received by it as provided in this Agreement, is authorized hereby to comply with any orders, judgments or decrees of any court or arbitration panel and shall not incur any liability as a result of its compliance with such instructions, orders, judgments, or decrees, except as otherwise provided herein.
(b)    The Escrow Agent shall provide Seller and Purchaser with monthly statements showing income and disbursements, if any, of the Escrow Fund. Each of Purchaser and Seller may examine the Escrow Fund and the records pertaining thereto at any time during normal business hours at the Escrow Agent’s office upon 48 hours prior notice and pursuant to the reasonable regulations of the Escrow Agent.
5.    Limitation of Liability.
(a)    Subject to Section 5(b), the Escrow Agent shall not be liable to Purchaser, Seller or any other party or parties for any losses, costs, claims, damages, liabilities or expenses which they may suffer or incur by reason of any one or more of the following (absent bad faith, willful misconduct or gross negligence):
(i)    any action taken or omitted to be taken in accordance with the terms hereof; or
(ii)    any action taken or omitted to be taken in reliance upon any document, believed in good faith by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so, including any written instruction or authorization to disburse as provided in this Agreement, all of which writings the Escrow Agent shall be entitled to rely upon as to due execution, validity and effectiveness and also as to the truth and accuracy of the information contained therein.
(b)    The Escrow Agent’s liability hereunder shall be limited to any liability resulting from the Escrow Agent’s bad faith, willful misconduct or gross negligence.
(c)    Except as otherwise provided in this Agreement, the Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings (except for any legal proceedings instituted by the parties hereto to enforce their rights under Section 5(b)).
6.    Indemnification. Except for acts or omissions of the Escrow Agent which are caused by its bad faith, willful misconduct or gross negligence, Purchaser and Seller hereby agree, jointly and severally, to indemnify, defend and hold the Escrow Agent harmless from and against any and all losses, claims, damages, liabilities, judgments, costs or expenses, including reasonable and documented attorneys’ fees, which arise out of or are connected with this Agreement or the appointment of the Escrow Agent hereunder, including any litigation arising out of or involving the

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subject matter of this Agreement. Notwithstanding anything to the contrary herein, Purchaser and Seller agree, solely as among themselves, that any obligation for indemnification under this Section 6 shall be borne by the party or parties determined by an arbitrator or a court of competent jurisdiction to be responsible for causing the loss, claim, damage, liability, judgment, cost or expense against which the Escrow Agent is entitled to indemnification or, if no such determination is made, then Purchaser, on the one hand, and Seller, on the other hand, shall each bear fifty percent (50%) of the cost of any indemnification hereunder and each agrees to contribute such amount as may be necessary to give effect to this provision. The provisions of this section shall survive the termination of this Agreement and the replacement, resignation or removal of the Escrow Agent.
7.    Compensation of Escrow Agent. The Escrow Agent shall be solely entitled to compensation for its services hereunder as per Schedule C attached hereto, which is made a part hereof, and for reimbursement of its reasonable and documented out of pocket expenses actually paid by the Escrow Agent in connection with the performance of its duties hereunder, including the reasonable fees and costs of attorneys which it may find necessary to engage in the performance of its duties hereunder, all to be paid one-half (1/2) by Purchaser, on the one hand, and one-half (1/2) by Seller, on the other hand. Purchaser, on the one hand, and Seller, on the other hand, agree to promptly reimburse the other for any portion of such fees or expenses paid by such party on behalf of the responsible party or parties hereunder.
8.    Discharge of Escrow Agent. Purchaser and the Seller may, upon joint written instructions executed by each of Purchaser and Seller, discharge the Escrow Agent and appoint a new escrow agent. The Escrow Agent shall, upon receipt of such instructions and payment of any fees and costs then due, transfer the Escrow Fund in accordance with such instructions, and thereafter, the Escrow Agent shall have no further liability with respect to the Escrow Fund. If the Escrow Agent at any time is discharged, then a successor Escrow Agent shall be jointly selected by Purchaser and Seller, or if Purchaser and Seller cannot agree, the successor Escrow Agent shall be selected by the existing Escrow Agent. Any successor Escrow Agent shall be a title insurance company or a national banking association with its principal place of business located in the United States.
9.    Resignation of Escrow Agent. The Escrow Agent may, in its sole discretion, resign upon not less than thirty (30) days’ written notice to each of Purchaser and Seller, with such resignation effective only upon the appointment of a successor Escrow Agent. The Escrow Agent shall transfer the Escrow Fund, less all fees and expenses to which the Escrow Agent is entitled through the date of resignation, in accordance with such joint written instructions as are executed by Purchaser and Seller after receipt of such notice of resignation and thereafter, the Escrow Agent shall have no further liability with respect to the Escrow Fund.
10.    Assignment; Successors; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any of the parties hereto without the prior written consent of the other parties, which consent will not

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be unreasonably withheld in the case of a proposed assignment by the Escrow Agent; provided that Purchaser may assign any or all of its rights and obligations under this Agreement to NewCo; provided further that no such assignment shall release Purchaser from any liability or obligation under this Agreement. This Agreement shall apply to, be binding in all respects upon, and inure to the benefit of the parties hereto and their respective successors and assigns.
11.    Certain Tax Matters. The parties hereto agree that, for United States federal income tax purposes, Purchaser shall be treated as the beneficial owner of the Escrow Fund and shall report all of the interest and other income, if any, that is earned on, or derived from, the Escrow Fund (such interest and other income, the “Escrow Deposit Income”) as income of Purchaser in the taxable year or years in which such income is properly includible and pay any and all taxes attributable thereto. The Escrow Agent shall report all Escrow Deposit Income on Internal Revenue Service (“IRS”) Form 1099 (or any other required information return or form), treating Purchaser as the payee. On or before the date hereof, Purchaser shall provide the Escrow Agent with its taxpayer identification number by furnishing an appropriate IRS Form W-9 and any other documents as the Escrow Agent reasonably requests.
12.    Entire Agreement; Amendments. This Agreement and the Purchase Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject matter contemplated hereby and supersede all prior agreements, written or oral, with regard to this subject matter. The Escrow Agent shall be bound only by the terms of this Agreement and shall not be bound by or have any responsibility or incur any liability with respect to any agreement or understanding between Purchaser and Seller regarding the Escrow Fund, including the Purchase Agreement. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms of this Agreement may be waived, only by a written instrument signed by all of the parties hereto, in the case of a waiver, by the party waiving compliance, and no such waiver will be applicable except in the specific instance for which it is given. The Escrow Agent shall have no liability under, or duty to inquire into, the terms and provisions of any other agreement between any of the parties hereto. If any of the terms and provisions of any other agreement conflict with or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement in respect of the Escrow Agent’s rights and duties shall govern and control in all respects.
13.    Usage. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used in this Agreement in their plural or singular forms, respectively. Unless otherwise expressly provided, the words “include,” “includes” and “including” do not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation”.

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14.    Counterparts. This Agreement may be executed by each of the parties hereto in separate counterparts and by facsimile transmission or by electronic transmission in portable document format (.pdf), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.
15.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its choice of law provisions without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.
16.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.
17.    Notices. Any notice, demand, request or other communication which either party hereto may be required or may desire to give under this Agreement shall be in writing and shall be deemed to have been properly given if: (x) sent by registered or certified mail, postage prepaid, return receipt requested (effective three (3) business days following the date on which it is deposited in the U.S. Mail); (y) sent by a nationally recognized overnight delivery service (effective one (1) business day after delivery to such courier for overnight service); or (z) sent by electronic mail (effective on the date sent provide it is followed by another permitted means of delivery), in each case the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):
If to Purchaser:

Glimcher Properties Limited Partnership
180 East Broad Street
Columbus, Ohio 43215
Attention: George A. Schmidt, General Counsel
Telephone: (614) 887-5621
Email: gschmidt@glimcher.com

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If to Seller:

NSPG-Ann Arbor LLC
c/o Max Reiswerg
The North Shore Properties Group, LLC
5 Revere Drive, Suite 350
Northbrook, IL 60062
Telephone: (847) 564-8497
Email: max@nspgusa.com

and:

Arbor Retail LLC
c/o Thomas A. Stegeman
1335 South University Avenue
Ann Arbor, MI 48104
Telephone: (212) 463-0870
Email: tstegeman@campusrealty.com

with a copy to:

Greenberg Traurig, LLP
c/o Richard J. Melnick
1750 Tysons Blvd., Suite 1200
McLean, VA 22102
Telephone: (703) 903-7505
Email: melnickr@gtlaw.com

If to Escrow Agent:

Fidelity National Title Insurance Company
4111 Executive Parkway, Suite 304
Westerville, Ohio 43081
Attn: Mark Sinkhorn
Telephone: 800-626-9881
Email: mark.sinkhorn@fnf.com

Any notice permitted or required to be delivered hereunder may be delivered by the attorney for either party hereto. Any party hereto may, by notice given in accordance with this Section to the other parties hereto, designate another address or Person for receipt of notices under this Agreement.
18.    Severability; Further Assurances; and Waiver. If any provision or any portion of any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the remaining portion of such provision and all other remaining provisions of this

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Agreement shall not be affected thereby. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. No failure or delay of any party hereto in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any right, power or remedy.
19.    Paragraph Headings. The headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.
20.    Waiver of Offset Rights. The Escrow Agent hereby waives any and all rights to offset that it may have against the Escrow Fund including, without limitation, claims arising as a result of any claims, amounts, liabilities, costs, expenses, damages or other losses that the Escrow Agent may be otherwise entitled to collect from any party to this Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the day and year first above written.
PURCHASER:

GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership
By:     Glimcher Properties Corporation,
a Delaware corporation, sole general partner

By:
Michael P. Glimcher
Chief Executive Officer

SELLER:

NSPG-ANN ARBOR, LLC,
a Delaware limited liability company

By:     The North Shore Properties Group
Its:     Manager

By:
Max Reiswerg, _____________

And

ARBOR RETAIL LLC,
Delaware limited liability company

By:
Thomas A. Stegeman, President

[SIGNATURE PAGE TO ESCROW AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the day and year first above written.
ESCROW AGENT:

FIDELITY NATIONAL TITLE INSURANCE COMPANY, a California corporation

By:
Name:
Title:

[SIGNATURE PAGE TO ESCROW AGREEMENT]

SCHEDULE A

Escrow Account Information

[INSERT]

SCHEDULE B

Direction for Investment of Escrow Fund

[INSERT]

SCHEDULE C
Fees of the Escrow Agent

[INSERT]

SCHEDULE 2(b)

“REQUIRED LEASES”

Fully Executed Leases:

Tenant    Suite    SQFT

•	Arhaus A-101 13,193

•	Running Fit A-105 2,323

•	My Urban Toddler A-107 2,170

•	Glassbox Coffee A-111 2,121

•	Cafe Zola B-101 4,423

•	Lill Studio B-103 800

•	Brooks Brothers Flatiron B-107 3,181

•	Anthropologie C-101 7,451

•	Anthropologie C-201 1,750

•	The North Face C-105 6,000

•	Sur La Table C-109 5,997

•	V2V C-111 3,300

•	Pizzeria Biga C-112 4,173

•	Blue Mercury D-103 1,680

•	Hot Mama D-105 2,400

•	Paper Source D-107 2,400

•	Madewell D-109 3,049

•	Lululemon D-112 3,002

Leases out for signature:

Tenant    Suite    SQFT

•	J. Jill B-105 3,249
The Root    D-101    3,007

SCHEDULE 3(b)

Terms for Issuing Operating Partnership Units

The Purchase Price or net proceeds payable to a Seller shall be payable (i) in cash; or (ii) be paid in a combination of cash and operating partnership units of Glimcher Properties Limited Partnership (“OP Units”). The amount or number of OP Units will be calculated according to the Limited Partnership Agreement of Glimcher Properties Limited Partnership subject to a floor price of Ten Dollars ($10.00) as follows:

i.
Prior to the expiration of the Due Diligence Period, Seller will be required to specify the amount of the Purchase Price to be paid in OP Units issued to the Sellers, which amount may be subject to a cap (the “OP Dollar Amount”) and shall provide for a one (1) year lockup;

ii.	The OP Units shall be issued by the Purchaser (“GPLP”) to the Seller on the effective closing date of the transaction (the “OP Issuance Date”);

iii.
The number of OP Units to be issued shall equal the quotient (rounded to the nearest whole number) arrived at by dividing (x) the OP Dollar Amount, by (y) the “Current Per Share Market Price”, as that term is defined by the GPLP Partnership Agreement, which defines that term as the average of the closing price for common shares of Glimcher Realty Trust (“GRT”) for the five (5) consecutive trading days prior to the date that the OP Units are issued;

iv.
In the event that the Current Per Share Market Price is less than Ten Dollars ($10.00), Purchaser shall give written notice to Seller that Purchaser is either (v) willing proceed to Close and issue OP Units for all or a portion of the Purchase Price or (w) unwilling to issue OP Units for any portion of the Purchase Price. If Purchaser notifies Seller that Purchaser is unwilling to issue OP Units for any portion of the Purchase Price due to the Current Per Share Market Price being less than Ten Dollars ($10.00), the Seller shall then have the option to elect, by written notice to Purchaser, to either: (x) Close the transaction with the Purchase Price being paid all in cash; (y) Close the transaction with the Purchase Price being paid in a combination of cash and OP Units but, with the portion of the Purchase Price being paid in OP Units being discounted to reflect issuance of OP Units calculated at or based on the Ten Dollar ($10.00) floor price; or (z) to terminate the Purchase Agreement in which event Purchaser shall receive a refund of the Earnest Deposit and neither of the parties hereto shall have any further rights or obligations hereunder except for obligations that are set forth in the Confidentiality Agreement specifically, or that survive the termination of this Agreement or termination of the Access Agreement.

v.
Pursuant to the terms of the GPLP Partnership Agreement, the holder of any OP Units may cause GPLP to redeem the OP Units, and such redemption shall, in the sole and absolute discretion of the GPLP, be paid in the form of either (1) cash; (2) common shares of GRT stock; or (3) any combination of cash and common shares of GRT stock. Redemption of such OP Units shall also be subject to the following restrictions: (x) OP Units may not be redeemed for a period of one (1) year from the OP Issuance Date; and, (y) GRT common stock that is issued for OP Units may not be publicly traded or sold until registered, with the recipient being responsible for all costs of registration;

vi.
Prior to the issuance of any OP Units, a Seller receiving any such OP Units will be required to execute and deliver a letter of investment representation to GPLP, which letter shall be in the form then used by the GPLP for such purposes (sample attached as Exhibit A to Schedule 3(b)).

EXHIBIT A TO SCHEDULE 3(b)

LETTER OF INVESTMENT REPRESENTATION

This Letter of Investment Representation is delivered pursuant to Section ___ of the Membership Interest Purchase Agreement dated as of _____, 20__ (the Membership Purchase Agreement”), entered into by Glimcher Properties Limited Partnership (“GPLP”) and the undersigned (“Purchaser”) in connection with Purchaser’s acquisition of limited partnership units of GPLP (the “Securities”).

In connection with the acquisition of such Securities, Purchaser hereby represents and warrants to GPLP as follows:

1. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the acquisition of the Securities and fully understands the limitations on transfer imposed by the Federal securities laws and by the terms of the GPLP Limited Partnership Agreement, dated as of November 30, 1993, as thereby amended from time to time (as amended, the “Limited Partnership Agreement”), and by reason of Purchaser’s financial and business experience (either alone or together with any representatives), has so evaluated the merits and risks of such investment. Purchaser is financially able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of its investment in the Securities.

2. Purchaser has received and reviewed all information Purchaser considers necessary or appropriate for deciding whether to acquire the Securities including, without limitation, the information referenced on Exhibit A hereto. Purchaser has had an opportunity to ask questions and receive answers from GPLP regarding the terms and conditions of the acquisition of the Securities and regarding the business, financial affairs and other aspects of GPLP and Glimcher Realty Trust (“GRT”), and has further had the opportunity to obtain any information (to the extent GPLP and GRT possess or can acquire such information without unreasonable effort or expense) which Purchaser deems necessary to evaluate the investment and to verify the accuracy of information otherwise provided to Purchaser. Purchaser has received complete and satisfactory answers to all questions.

3. Purchaser is relying on its own independent analysis and assessment (including with respect to taxes), and the advice of Purchaser’s advisors (including tax advisors), and not upon that of GPLP or any GPLP affiliate, for purposes of evaluating, entering into and consummating the acquisition of the Securities or the transactions contemplated by the Membership Purchase Agreement. Neither GPLP nor any of its agents nor anyone purporting to act on their behalf have made any representation to Purchaser with respect to any tax or economic benefits to be derived from an investment in the Securities.

4. Purchaser acknowledges that ownership of the Securities is an illiquid investment and that it must bear the economic risk of ownership for an indefinite period of time. Purchaser further acknowledges that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”), in reliance, in part, on the representations and warranties of Purchaser set forth in this document, and Purchaser hereby consents to such reliance. Such Securities are being acquired by Purchaser for investment purposes only for Purchaser’s own account and not for resale or with a view to the distribution of all or any part of such Securities. No other person will have any direct or indirect beneficial interest in the Securities.

5. Purchaser understands that the Securities are and will be “restricted securities” under Federal and state securities laws in that such Securities will be acquired from GPLP in a transaction not involving a public offering, and that such Securities may be resold without registration under the Act only in compliance with the Act and understands the resale limitations imposed by the Act and is familiar with the applicable securities laws and regulations, as presently in effect, and the conditions which must be met for resale of “restricted securities.” Purchaser further acknowledges that its ability to sell or otherwise transfer the Securities may be further restricted by certain provisions of the Limited Partnership Agreement.

6. Purchaser understands that the certificates evidencing the Securities will bear a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL ARE TO BE SATISFACTORY TO GLIMCHER PROPERTIES LIMITED PARTNERSHIP (THE “PARTNERSHIP”) OR OTHER EVIDENCE SATISFACTORY TO THE PARTNERSHIP THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT.”

7. Purchaser is, for purposes of the application of state securities laws, a resident of the State so indicated on the signature page to this Letter of Investment Representation.

8. Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Act. Specifically, Purchaser is (check appropriate item(s)):

[ ]
a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

[ ]	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

[ ]
an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

[ ]	a director, executive officer or general partner of GPLP or a director, executive officer or general partner of a general partner of GPLP;

[ ]	a natural person whose individual net worth, or joint net worth with that person’s spouse (excluding such natural person’s primary residence), at the time of his or her purchase exceeds $1,000,000;

[ ]
a natural person who had an individual income (not including his or her spouse’s income) in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching such income level in the current year;

[ ]
a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); or

[ ]	an entity in which all of the equity owners are “accredited investors”.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Executed this ____ day of ___________________, 20___.

PURCHASER

By:
(Signature)

Name of Entity or Natural Person

Title of Signatory (if Purchaser is an entity)

Type of Entity (if Purchaser is an entity)

State of Residence

Exhibit A

Available Information

Glimcher Realty Trust (“GRT”) is a fully-integrated, self-administered and self-managed Maryland REIT and is the sole parent company of Glimcher Properties Corporation, the sole general partner of GPLP.

GRT files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any of these documents at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

The following documents filed with the SEC by GRT more fully describe GRT, GPLP and their subsidiaries, including their current financial condition:

•	Annual Report on Form 10-K for the year ended December 31, 2012;

•	Quarterly Reports on Form 10-Q for the period ended March 31, 2013 and for the period ended June 30, 2013; and

•
Current Reports on Form 8-K filed with the SEC on January 7, 2013, February 15, 2013 (with respect to Items 1.01 and 2.03), February 25, 2013, March 15, 2013, March 27, 2013, April 4, 2013, April 11, 2013, April 25, 2013 and July 19, 3013.

You should review the above-referenced documents and related exhibits carefully. Additionally, GRT will provide, without charge, upon written or oral request, a copy of any or all of the above-referenced documents as filed with the SEC. Requests for documents should be directed to Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215, Attention: Investor Relations (telephone number (614) 621-9000).

* * * * *

SCHEDULE 4(c)
Permitted Title Exceptions

[To be determined during the Due Diligence period after receipt of the Title Commitment]

SCHEDULE 5(A)

DUE DILIGENCE LIST
Received
Construction
Item
Building Plans (shell and tenant build-outs - Inc. CAD files)
Building Permits
Development Approvals
Certificates of Completion (full & partial) – Architect & Engineer of Record (AIA 704)
Certificates of Occupancy (bldg. shell and tenant space build-outs)
City Approved Permit Drawings
Contracts & Interview Rights - architectural, engineering, & construction (Full disclosure & Costs)
Flood Hazard Zone
Development agreement with City of Ann Arbor
ALTA Survey – Including utilities (public, private, & franchise)
Phase I Environmental Report with any addendums (Final Version)
Phase II Environmental Report (Final Version)
Recorded Plats
LEED Certification Documents
Lien Waivers (Final Unconditional)
Brownfield Plan - including contracts related to demolition & remediation work & information or documents on any ongoing liabilities – (Inc. all reports/surveys referenced in the Brownfield Plan)
Utility Plans (As-Builts) – Inc. CAD files
Site Plan - PDF and CAD
Summary of Building Areas (Gross Floor Area, Gross Leasable Area, Common Mall Area, Food Court Seating Area, Service Hallways, Mechanical Rooms)
Technical Reports (Traffic Studies, Subsurface, Soil Borings, Parking, Draining, Etc.)
Tenant Handbook
Underground/Above Ground Storage Tank Documentation
Utility Availability/Capacity Letters (Cable, Electric, Gas, Sanitary and Storm Sewers, Telephone, Trash, Water)
Written Legal Descriptions (Overall Site and/or by Parcels)
Warranties – HVAC (Transferrable Construction Warranties)
Warranties – Roof (Transferrable Construction Warranties)
Warranties – Other (Transferrable Construction Warranties)
ADA Compliance Studies/Reports
Zoning Classification/Compliance Letter
Zoning Maps, Ordinances, and Development Codes
Zoning Letters
UST Closure Documentation

Financial Information
Item
Financial Statements for LLC - Prior 3 years (audited)
Balance Sheet for LLC
Bank Statements for LLC
Cash Flow statements for prior 3 years for LLC
Current Rent Roll
Current Year Budgets - Operating and CapEx
Fixed Asset Listing/Depreciation Reports
Last 3 Years of State and Federal Tax Returns
Lease Expiration Report
Merchant Association/Promotional Fund Budget
Most Recent Personal Property Tax Return (if applicable)
Proposed Lease Amendments
Real Estate Tax Bills - Prior 3 Years
Security Deposit Details
TIF Documents

Leasing
Item
Current Leasing Status Update with Leasing Budget and Proforma Rents with copies of any outstanding Lease Order Forms or LOI's
Details of Tenant installation Costs, Allowances, Rent Credits & Other Concessions (Both Recently Signed and Pending Leases & Renewals)
Leasing/Floor Plans
Marketing Materials (Leasing Brochures, Interior/Exterior Photos, Aerial Photos, etc.)
Tenant Contact List (Name, Address, Phone #'s, etc.)

Legal
Item
Copies of Lease Abstracts
Copies of Leases and amendments with Site Plan or other plan Exhibits. Should include delivery of possession letters and rent commencement date notices.
Copies of Legal Notices of Violations or Defaults
Copies of Tenant Correspondence
Copy of REA/Operating Agreement (including Supplements and Side Letters)
Insurance Policies/Certificates Indicating Current Coverages and Premiums, A 3 Year Loss Run, and Summary of Pending Litigation
Leasing/Broker Agreements
Loan Documents (if any)
Management Agreements
Notices/Actions on Takings/Condemnation Matters
Organizational Documents - Cert of Formation, LLC Agreement & all amendments, current good standings (DE & MI), minute book, member resolutions

Real Estate Taxes - Assessment Notices - Reductions/Appeals Pending
Information on Special Assessments (other applicable special taxes)
Standard Lease Form
Summary of Litigation
Summary of Mechanics Liens
Summary of Tax & Judgment Liens
Summary of UCC Filings
Title Policy or Title Commitment With Underlying Documents

Operations/Property Management
Item
ADA Compliance Studies/Reports
Copies of Agreements with Governmental Entities
Copies of Service Agreements
Copies of Specialty/Ancillary Income Agreements
Current Vendor/Contractor/Service Providers List (Name, Address, Phone #'s, Etc.)
Employee Roster (are there or have their been any?)
Merchant Association/Promotional Fund Information/Agreements
Personal Property Inventory
Resumes of Key Management Staff (if any)
Vacant Space - Room Condition/Status Information

SCHEDULE 8(a)(viii)
Company Organizational Documents

•	Amended and Restated Operating Agreement of RSW Washtenaw, LLC, a Delaware limited liability company, with an effective date of November 8, 2012; and

•	First Amendment to Amended and Restated Operating Agreement of RSW Washtenaw, LLC, with an effective date of March 1, 2013.

[Copies of the DE Certificate of Formation, evidence of qualification to do business in the state of MI and current good standing certificate s from DE and MI to be obtained during the Due Diligence Period]

SCHEDULE 8(a)(x)
Contingent Liabilities

[Information regarding Contingent Liabilities, if any, to be provided within 15 days of the Effective Date]

SCHEDULE 8(a)(xi)
Financial Statements

[Financial Statements, to be provided within 15 days of the Effective Date]

SCHEDULE 8 (a) (xii)
Suits, Claims, Pending Actions

NONE

SCHEDULE 8 (a) (xiii)
Government Notices

NONE

SCHEDULE 8 (a) (xiv)
Brownfield Plan and Environmental Exceptions

[Complete information regarding approved Brownfield Plan and Environmental Exceptions, if any, to be provided within 15 days of the Effective Date]

SCHEDULE 8 (a) (xv)
List of Tenant Delinquencies/Defaults

NONE

SCHEDULE 10 (a) (ii)
Form of Title Affidavit

[To be coordinated with the Title Company after receipt of the title commitment]

FIRST AMENDMENT TO
MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT
This First Amendment to membership Interest Purchase and Sale Agreement (this "Amendment") is dated this 4th day of October, 2013 by and between NSPG-ANN ARBOR LLC, an Illinois limited liability company and ARBOR RETAIL LLC, a Delaware limited liability company (collectively, “Seller”) and GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (“Purchaser”).
WHEREAS, Seller and Purchaser entered into a certain Membership Interest Purchase Agreement, dated August 22, 2013 (the "Agreement").

WHEREAS, Seller and Purchaser desire to extend the Due Diligence Period as more particularly hereinafter provided.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.    Amendment. Section 5.(b) of the Agreement is amended to extend the expiration of the Due Diligence Period to 5:00 p.m. (Central Time) on October 10, 2013.
1.        Miscellaneous.

(a)	Except as specifically modified hereby, the Agreement shall continue in full force and effect and is hereby ratified and confirmed as amended by this Amendment.

(b)	This Amendment is binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns under the Agreement.

(c)	All capitalized terms not defined in this Amendment shall have the same meaning ascribed to those terms in the Agreement.

(d)	In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern and control.

(e)
    This Amendment may be executed in several counterparts, each of which may be deemed an original, and all of such counterparts together shall constitute one and the same Amendment. This Amendment may be executed by facsimile signature and the same shall be considered an original document.

[Signatures appear on the following page]

1

IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the date first set forth above.

SELLER: ARBOR RETAIL LLC, a Delaware limited liability company
By: /s/ Thomas A. Stegeman Thomas A. Stegeman, President
NSPG-ANN ARBOR, LLC, a Delaware limited liability company By: The North Shore Properties Group Its: Manager
By: /s/ Max Reiswerg Max Reiswerg, Principal
PURCHASER: GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership By: GLIMCHER PROPERTIES CORPORATION, a Delaware corporation, its sole general partner
By:/s/ George A. Schmidt George A. Schmidt Executive Vice President, General Counsel and Secretary

2

SECOND AMENDMENT TO
MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT
This Second Amendment to membership Interest Purchase and Sale Agreement (this "Amendment") is dated this 10th day of October, 2013 by and between NSPG-ANN ARBOR LLC, an Illinois limited liability company and ARBOR RETAIL LLC, a Delaware limited liability company (collectively, “Seller”) and GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (“Purchaser”).
WHEREAS, Seller and Purchaser entered into a certain Membership Interest Purchase Agreement, dated August 22, 2013 (as amended, the "Agreement").

WHEREAS, Seller and Purchaser desire to extend the Due Diligence Period as more particularly hereinafter provided.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

2.        Amendment. Section 5.(b) of the Agreement is amended to extend the expiration of the Due Diligence Period to 5:00 p.m. (Central Time) on October 15, 2013.
3.        Miscellaneous.

(a)	Except as specifically modified hereby, the Agreement shall continue in full force and effect and is hereby ratified and confirmed as amended by this Amendment.

(b)	This Amendment is binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns under the Agreement.

(c)	All capitalized terms not defined in this Amendment shall have the same meaning ascribed to those terms in the Agreement.

(d)	In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern and control.

(e)
    This Amendment may be executed in several counterparts, each of which may be deemed an original, and all of such counterparts together shall constitute one and the same Amendment. This Amendment may be executed by facsimile signature and the same shall be considered an original document.

[Signatures appear on the following page]

1

IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the date first set forth above.

SELLER: ARBOR RETAIL LLC, a Delaware limited liability company
By: /s/ Thomas A. Stegeman Thomas A. Stegeman, President
NSPG-ANN ARBOR, LLC, a Delaware limited liability company By: The North Shore Properties Group Its: Manager
By: /s/ Max Reiswerg Max Reiswerg, Principal
PURCHASER: GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership By: GLIMCHER PROPERTIES CORPORATION, a Delaware corporation, its sole general partner
By: /s/ George A. Schmidt George A. Schmidt Executive Vice President, General Counsel and Secretary

2

THIRD AMENDMENT TO
MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT
This Third Amendment to membership Interest Purchase and Sale Agreement (this "Amendment") is dated this 15th day of October, 2013 by and between NSPG-ANN ARBOR LLC, an Illinois limited liability company and ARBOR RETAIL LLC, a Delaware limited liability company (collectively, “Seller”) and GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (“Purchaser”).
WHEREAS, Seller and Purchaser entered into a certain Membership Interest Purchase Agreement, dated August 22, 2013, as amended by that certain First Amendment to Membership Interest Purchase and Sale Agreement dated October 4, 2013, and as further amended by that certain Second Amendment to Membership Interest Purchase Agreement dated October 10, 2013 (collectively, the "Agreement").

WHEREAS, Seller and Purchaser desire to amend the Agreement as more particularly hereinafter provided.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

4.        Amendments.

(a)
Purchase Price. Section 2.(a) of the Agreement is amended to reduce the Purchase Price to $52,550,000. The parties agree that $50,050,000 of the Purchase price is attributable to the Land and Improvements and $2,500,000 of the Purchase Price is attributable to the TIF.

(b)	Conditions Precedent to Closing. The following condition is added to Section 7 of the Agreement:
(c)            (d)    Receipt by Purchaser, no later than five (5) business days prior to Closing of a Phase 1 Environmental Assessment from EBI Consultants (“EBI”) reasonably acceptable to Purchaser. Seller acknowledges that it must provide the following information to EBI in order to allow EBI to complete the Phase 1: (i) updated Due Care Plan , and (ii) a submittal showing the post cleanup status of the Subject Property (i.e., contaminant concentrations in soil and groundwater);

(d)	Additional Closing Documents. Section 10.(a) of the Agreement is amended to add the following document(s) to be delivered into escrow at Closing:
(e)    (xii)    a full and unconditional release from any member or other party related to any loan to the Company, including, but not limited to that

1

certain loan from CR Company LLC in the amount of $3,000,000. Each Seller hereby confirms that the $160,000 loan from members of Seller has been paid in full.
(f)    (xiii)    A certification, in a form reasonably acceptable to Purchaser, listing all current and future liabilities of the Company that relate to construction of the Improvements required to be made or paid for by Seller pursuant to the Agreement.

(g)	ADA Issues. The following provision is added to the Agreement:
24.    ADA ISSUES
Seller acknowledges that the ADA compliance issues listed in Schedule 24 (the “ADA Issues”) (attached to this amendment) remain with respect to the Property. Seller agrees to satisfy the ADA Issues in accordance with Schedule 24 to Purchaser’s reasonable satisfaction. In the event that any of the ADA Issues are not satisfied to Purchaser’s reasonable satisfaction, prior to Closing, Purchaser may receive a credit for the cost to resolve such ADA Issues.

(h)	TIF Confirmation. the following Provision is added to the Agreement:
25.    TIF CONFIRMATION.
Seller is expected to receive confirmation in the form of a resolution from the Washtenaw County Brownfield Redevelopment Authority (“BRA”) on November 7, 2013 that (a) the BRA approves the invoices and documentation submitted by Seller to the BRA supporting reimbursement of $5,400,000 under that certain Reimbursement Agreement between Company and BRA dated March 8, 2013 and (b) the Reimbursement Agreement and the TIF Revenue may be assigned to Glimcher Properties Limited Partnership (collectively, the “TIF Confirmation”). In the event Seller does not receive the TIF Confirmation on November 7th, then the Closing shall be delayed until the earlier of: (i) three (3) business days after the date Seller receives the TIF Confirmation or (ii) December 15, 2013. If Closing occurs on December 15th and Seller has not received the TIF Confirmation, the Holdback Amount under Section 16.(b) hereof shall be increased by $2,500,000 (the “TIF Holdback”). Escrow Agent shall deliver the entire TIF Holdback to Seller no later than (3) business days after Purchaser receives the TIF Confirmation. If Purchaser has not received the TIF Confirmation by November 15, 2014, then Seller shall forfeit the TIF Holdback and Escrow Agent shall deliver the TIF Holdback to Purchaser.

5.        Miscellaneous.

2

(a)	Except as specifically modified hereby, the Agreement shall continue in full force and effect and is hereby ratified and confirmed as amended by this Amendment.

(b)	This Amendment is binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns under the Agreement.

(c)	All capitalized terms not defined in this Amendment shall have the same meaning ascribed to those terms in the Agreement.

(d)	In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern and control.

(e)
This Amendment may be executed in several counterparts, each of which may be deemed an original, and all of such counterparts together shall constitute one and the same Amendment. This Amendment may be executed by facsimile signature and the same shall be considered an original document.

(f)
(g)    [Signatures appear on the following page]
(h)    IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the date first set forth above.

3

SELLER: ARBOR RETAIL LLC, a Delaware limited liability company
By: /s/ Thomas A. Stegeman Thomas A. Stegeman, President
NSPG-ANN ARBOR, LLC, a Delaware limited liability company By: The North Shore Properties Group Its: Manager
By: /s/ Max Reiswerg Max Reiswerg, Principal
PURCHASER: GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership By: GLIMCHER PROPERTIES CORPORATION, a Delaware corporation, its sole general partner
By: /s/ George A. Schmidt George A. Schmidt Executive Vice President, General Counsel and Secretary

4

Schedule 24

ADA Issues

Federal ADA and Michigan Barrier Free Guidelines

Building B

a. The landing area for the ADA curb ramp exceeds the maximum of 2% longitudinal slope.
We do not believe there to be a violation in this location. The landing begins 6' from the back of curb and is less than 2%.

Building C

a. The landing area for the ADA curb ramp located at the southeast corner of the building exceeds the maximum slope of 2% longitudinally to the ramp.
The landing will be replaced.

b. The ramp and landing areas for the ADA curb ramp located at the northeast corner of the building exceeds the maximum of 2% cross slope.
The ramp and landing will be replaced.

c. The southern half of the southern ADA parking space located at the northeast corner of the building exceeds the maximum of 2% cross slope.
The asphalt will be milled and overlaid in this area.

d. (Intentionally deleted)

e. Handrail should be installed for the south side of the ADA ramp located along the south wall of the building.
Handrail will be installed.

f. The landing area for the ADA ramp located along the south wall of the building exceeds the maximum of 2% longitudinal slope.
This landing will be removed and replaced. The ramp immediately down gradient will also be replaced.

Building D

a. The ADA parking spaces located at the northwest comer of the building exceeds the maximum of 2% cross slope.
We will overlay asphalt and replace curbs as necessary to make this area ADA compliant.

b. The ADA curb ramp does not have truncated domes installed at the bottom of the ramp.
Per our understanding of the 2010 ADA Standards for Accessible Design, detectable warnings are not required in this location.

(continued)

Building Code and Liability Issues

Building C

a. The lower and upper landing areas for the stairs located along the south side of the building and adjacent to the entrance doors exceeds the maximum of 2% longitudinal slope.
Seller will re-measure, and the Parties will reach a reasonable solution in good faith.

b. The risers for the stairs located along the south side of the building adjacent to the entrance doors are not uniform in height as required by the Building Code.
Seller will re-measure, and the Parties will reach a reasonable solution in good faith.

c. Portions of the guardrail adjacent to the existing wetlands located along the west side of the building exceeds the maximum space at the bottom of 4-inches and/or do not meet the minimum height of 42-inches.
The fencing/screen will be elevated to achieve the minimum 42-inches and extensions will be added to the bottom of the rails to leave a gap of less than 4-inches.

d. The guardrail along the south side of the building needs to be placed where the grade drop between the concrete platform/pavement and the lawn area below exceeds 30- inches.
The grade of the adjacent lawn area will be raised 10 provide less than 30-inches grade differential.

Building D

a. The portion of the guardrail atop the retaining wall and adjacent to the sidewalk along the west side of the building has a gap between the edge of the sidewalk and the face of the guardrail which is a potential liability issue.
A new fence/screen element will be added the bottom of the guardrails, effectively reducing this gap.

FOURTH AMENDMENT TO
MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT

This Fourth Amendment to membership Interest Purchase and Sale Agreement (this "Amendment") is dated this 10th day of October, 2013 by and between NSPG-ANN ARBOR LLC, an Illinois limited liability company and ARBOR RETAIL LLC, a Delaware limited liability company (collectively, “Seller”) and GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (“Purchaser”).
WHEREAS, Seller and Purchaser entered into a certain Membership Interest Purchase Agreement, dated August 22, 2013 (as amended, the "Agreement").

WHEREAS, the Due Diligence Period expired on October 15, 2013 and Purchaser delivered the Additional Deposit into escrow in October 16, 2013.

WHEREAS, Seller and Purchaser desire to reinstate and extend the Due Diligence Period as more particularly hereinafter provided.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

6.        Amendments.
(a)         Section 5(b) of the Agreement is amended to reinstate the Due Diligence Period and extend the expiration of the Due Diligence Period to 5:00 p.m. (Central Time) on November 10, 2013.
(b)         Section 6 of the Agreement is amended to provide that the Closing Date shall be November 15, 2013, unless extended pursuant to Section 25 of the Agreement.
(c)         Seller and Purchaser confirm that the entire Earnest Deposit, including the Additional Deposit, remains fully refundable under Section 5(c) of the Agreement.

7.        Miscellaneous.

(a)	Except as specifically modified hereby, the Agreement shall continue in full force and effect and is hereby ratified and confirmed as amended by this Amendment.

(b)	This Amendment is binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns under the Agreement.

1

(c)	All capitalized terms not defined in this Amendment shall have the same meaning ascribed to those terms in the Agreement.

(d)	In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern and control.

(e)
    This Amendment may be executed in several counterparts, each of which may be deemed an original, and all of such counterparts together shall constitute one and the same Amendment. This Amendment may be executed by facsimile signature and the same shall be considered an original document.

[Signatures appear on the following page]

2

IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the date first set forth above.

SELLER: ARBOR RETAIL LLC, a Delaware limited liability company
By: /s/ Thomas A. Stegeman Thomas A. Stegeman, President
NSPG-ANN ARBOR, LLC, a Delaware limited liability company By: The North Shore Properties Group Its: Manager
By: /s/ Max Reiswerg Max Reiswerg, Principal
PURCHASER: GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership By: GLIMCHER PROPERTIES CORPORATION, a Delaware corporation, its sole general partner
By: /s/ George A. Schmidt George A. Schmidt Executive Vice President, General Counsel and Secretary

3

FIFTH AMENDMENT TO
MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT

This Fifth Amendment to membership Interest Purchase and Sale Agreement (this "Amendment") is dated this 11th day of November, 2013 by and between NSPG-ANN ARBOR LLC, an Illinois limited liability company and ARBOR RETAIL LLC, a Delaware limited liability company (collectively, “Seller”) and GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (“Purchaser”).
WHEREAS, Seller and Purchaser entered into a certain Membership Interest Purchase Agreement, dated August 22, 2013 (as amended, the "Agreement").

WHEREAS, Seller and Purchaser desire to amend the Agreement as more particularly hereinafter provided.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

8.        Amendments.
(a)         Due Diligence. Section 5(b) of the Agreement is amended to reinstate the Due Diligence Period and extend the expiration of the Due Diligence Period to 5:00 p.m. (Central Time) on December 9, 2013.
(b)         TIF Confirmation and Closing. The parties acknowledge that Seller did not obtain the assignment consent required for complete TIF Confirmation required under Section 25 of the Agreement. Provided, Seller receives the such assignment consent on December 5, 2013, the parties agree that the Closing date will be December 9, 2013.
(c)         Deposit. Seller and Purchaser confirm that the entire Earnest Deposit, including the Additional Deposit, remains fully refundable under Section 5(c) of the Agreement.
(d)         Estoppels. Purchaser acknowledges that any estoppel certificate dated after October 15, 2013 will be deemed to comply with the date requirement under Section 7.(a) of the Agreement.
9.        Miscellaneous.

(a)	Except as specifically modified hereby, the Agreement shall continue in full force and effect and is hereby ratified and confirmed as amended by this Amendment.

1

(b)	This Amendment is binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns under the Agreement.

(c)	All capitalized terms not defined in this Amendment shall have the same meaning ascribed to those terms in the Agreement.

(d)	In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern and control.

(e)
    This Amendment may be executed in several counterparts, each of which may be deemed an original, and all of such counterparts together shall constitute one and the same Amendment. This Amendment may be executed by facsimile signature and the same shall be considered an original document.

[Signatures appear on the following page]

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IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the date first set forth above.

SELLER: ARBOR RETAIL LLC, a Delaware limited liability company
By: /s/ Thomas A. Stegeman Thomas A. Stegeman, President
NSPG-ANN ARBOR, LLC, a Delaware limited liability company By: The North Shore Properties Group Its: Manager
By: /s/ Max Reiswerg Max Reiswerg, Principal
PURCHASER: GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership By: GLIMCHER PROPERTIES CORPORATION, a Delaware corporation, its sole general partner
By: /s/ George A. Schmidt George A. Schmidt Executive Vice President, General Counsel and Secretary

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SIXTH AMENDMENT TO
MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT

This Sixth Amendment to Membership Interest Purchase and Sale Agreement (this "Amendment") is dated this 9th day of December, 2013 by and between NSPG-ANN ARBOR LLC, an Illinois limited liability company and ARBOR RETAIL LLC, a Delaware limited liability company (collectively, “Seller”) and GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (“Purchaser”).
WHEREAS, Seller and Purchaser entered into a certain Membership Interest Purchase Agreement, dated August 22, 2013 (as amended, the "Agreement").

WHEREAS, Seller and Purchaser desire to amend the Agreement as more particularly hereinafter provided.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

10.        Amendments.
(a)         Due Diligence. Section 5(b) of the Agreement is amended to reinstate the Due Diligence Period and extend the expiration of the Due Diligence Period to 5:00 p.m. (Central Time) on the later of (i) December 11, 2013 or (ii) the day after the date that the written assignment consent referenced in Section 1(b) of this Amendment is issued.
(b)         TIF Confirmation and Closing. The parties acknowledge that the assignment consent required for complete TIF Confirmation required under Section 25 of the Agreement has been granted by the applicable regulatory authority, and if the written assignment consent is issued on or before December 16, 2013, the parties agree that the Closing Date will be December 17, 2013.
(c)         Deposit. Seller and Purchaser confirm that the entire Earnest Deposit, including the Additional Deposit, remains fully refundable under Section 5(c) of the Agreement until the expiration of the Due Diligence Period, as extended pursuant to Section 1(a) of this Amendment.
(d)        Press Release. At least one (1) Business Day prior to the issuance of a press release with respect to the sale transaction described in the Agreement, Purchaser shall deliver a copy of the proposed press release to Seller and Seller shall have the right to request reasonable modifications to such press release.

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11.        Miscellaneous.

(a)	Except as specifically modified hereby, the Agreement shall continue in full force and effect and is hereby ratified and confirmed as amended by this Amendment.

(b)	This Amendment is binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns under the Agreement.

(c)	All capitalized terms not defined in this Amendment shall have the same meaning ascribed to those terms in the Agreement.

(d)	In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern and control.

(e)
    This Amendment may be executed in several counterparts, each of which may be deemed an original, and all of such counterparts together shall constitute one and the same Amendment. This Amendment may be executed by facsimile signature and the same shall be considered an original document.

[Signatures appear on the following page]

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IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the date first set forth above.

SELLER: ARBOR RETAIL LLC, a Delaware limited liability company
By: /s/ Thomas A. Stegeman Thomas A. Stegeman, President
NSPG-ANN ARBOR, LLC, a Delaware limited liability company By: The North Shore Properties Group Its: Manager
By: /s/ Max Reiswerg Max Reiswerg, Principal
PURCHASER: GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership By: GLIMCHER PROPERTIES CORPORATION, a Delaware corporation, its sole general partner
By: /s/ George A. Schmidt George A. Schmidt Executive Vice President, General Counsel and Secretary

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SEVENTH AMENDMENT TO
MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT

This Sixth Amendment to Membership Interest Purchase and Sale Agreement (this "Amendment") is dated this 11th day of December, 2013 by and between NSPG-ANN ARBOR LLC, an Illinois limited liability company and ARBOR RETAIL LLC, a Delaware limited liability company (collectively, “Seller”) and GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (“Purchaser”).
WHEREAS, Seller and Purchaser entered into a certain Membership Interest Purchase Agreement, dated August 22, 2013 (as amended, the "Agreement").

WHEREAS, Seller and Purchaser desire to amend the Agreement as more particularly hereinafter provided.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

12.        Amendments.
(a)         Due Diligence. Section 5(b) of the Agreement is amended to extend the expiration of the Due Diligence Period to 5:00 p.m. (Central Time) on December 12, 2013.
(b)         Deposit. Seller and Purchaser confirm that the entire Earnest Deposit, including the Additional Deposit, remains fully refundable under Section 5(c) of the Agreement until the expiration of the Due Diligence Period, as extended pursuant to Section 1(a) of this Amendment.

13.        Miscellaneous.

(a)	Except as specifically modified hereby, the Agreement shall continue in full force and effect and is hereby ratified and confirmed as amended by this Amendment.

(b)	This Amendment is binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns under the Agreement.

(c)	All capitalized terms not defined in this Amendment shall have the same meaning ascribed to those terms in the Agreement.

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(d)	In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern and control.

(e)
    This Amendment may be executed in several counterparts, each of which may be deemed an original, and all of such counterparts together shall constitute one and the same Amendment. This Amendment may be executed by facsimile signature and the same shall be considered an original document.

IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the date first set forth above.

SELLER: ARBOR RETAIL LLC, a Delaware limited liability company
By: /s/ Thomas A. Stegeman Thomas A. Stegeman, President
NSPG-ANN ARBOR, LLC, a Delaware limited liability company By: The North Shore Properties Group Its: Manager
By: /s/ Max Reiswerg Max Reiswerg, Principal
PURCHASER: GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership By: GLIMCHER PROPERTIES CORPORATION, a Delaware corporation, its sole general partner
By: /s/ George A. Schmidt George A. Schmidt Executive Vice President, General Counsel and Secretary

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EIGHTH AMENDMENT TO
MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT

This Eighth Amendment to Membership Interest Purchase and Sale Agreement (this "Amendment") is dated this 12th day of December, 2013 by and between NSPG-ANN ARBOR LLC, an Illinois limited liability company and ARBOR RETAIL LLC, a Delaware limited liability company (collectively, “Seller”) and GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (“Purchaser”).
WHEREAS, Seller and Purchaser entered into a certain Membership Interest Purchase Agreement, dated August 22, 2013 (as amended, the "Agreement").

WHEREAS, Seller and Purchaser desire to amend the Agreement as more particularly hereinafter provided.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

14.        Amendments.
(a)         Punch-list Credit. The parties agree that the credit available to Buyer under Section 2(d) of the Agreement for punch-list and other unpaid costs is $36,250.00.
(b)         Roots Credit. Seller shall grant a credit to Buyer at Closing of $255,170.00 to reflect to cost of certain tenant improvements at the space that was originally designated for Roots.
(c)         Arhaus Work. The parties acknowledge that the estoppel certificate provided by Arhaus indicates multiple areas where water may be infiltrating the space. Seller agrees that Buyer may seek reimbursement from the Holdback Amount, referenced in Section 16 (b) of the Agreement, for any costs related to repairs to the Arhaus space that may be needed to properly address the issues raised in the Arhaus estoppel.
(d)         OP Units. Seller requests and agrees that approximately $2,000,000 of the sales proceeds be delivered in the form of OP Units to be issued to certain members of NSPG-Ann Arbor LLC.

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15.        Miscellaneous.

(a)	Except as specifically modified hereby, the Agreement shall continue in full force and effect and is hereby ratified and confirmed as amended by this Amendment.

(b)	This Amendment is binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns under the Agreement.

(c)	All capitalized terms not defined in this Amendment shall have the same meaning ascribed to those terms in the Agreement.

(d)	In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern and control.

(e)
    This Amendment may be executed in several counterparts, each of which may be deemed an original, and all of such counterparts together shall constitute one and the same Amendment. This Amendment may be executed by facsimile signature and the same shall be considered an original document.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the date first set forth above.

SELLER: ARBOR RETAIL LLC, a Delaware limited liability company
By: /s/ Thomas A. Stegeman Thomas A. Stegeman, President
NSPG-ANN ARBOR, LLC, a Delaware limited liability company By: The North Shore Properties Group Its: Manager
By: /s/ Max Reiswerg Max Reiswerg, Principal
PURCHASER: GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership By: GLIMCHER PROPERTIES CORPORATION, a Delaware corporation, its sole general partner
By: /s/ George A. Schmidt George A. Schmidt Executive Vice President, General Counsel and Secretary

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NINTH AMENDMENT TO
MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT

This Ninth Amendment to Membership Interest Purchase and Sale Agreement (this “Amendment”) is dated this 18th day of December, 2013 by and among NSPG-ANN ARBOR LLC, an Illinois limited liability company (“NSPG”), ARBOR RETAIL LLC, a Delaware limited liability company (“Arbor” and NSPG and Arbor, collectively, “Seller” or “Companies”), AHC ANN ARBOR, LLC, a Delaware limited liability company (“AHC”) and GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (“Purchaser”).
WHEREAS, Seller and Purchaser entered into that certain Membership Interest Purchase and Sale Agreement, dated August 22, 2013, as amended to date (the “Agreement”).
WHEREAS, Seller and Purchaser desire to amend the Agreement as more particularly set forth herein.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
1.Plan of Merger. Notwithstanding any provision of the Agreement to the contrary, the purchase and sale of the Interests owned by NSPG contemplated therein will be effectuated as a merger of NSPG into AHC in accordance with the following Plan of Merger:
(a)At the Effective Time (as defined herein), NSPG shall be merged with and into AHC (the “Merger”) in accordance with the Delaware Limited Liability Company Act (“DLLCA”) and the Illinois Limited Liability Company Act (“ILLCA”), whereupon the separate existence of NSPG shall cease, and AHC shall be the surviving entity in the Merger (the “Surviving Entity”) and shall continue to be governed by the laws of the State of Delaware and the separate existence of AHC, with all its rights, privileges, immunities, powers, franchises, restrictions, obligations, liabilities, disabilities and duties, shall continue unaffected by the Merger except as set forth herein. The Merger shall have the effects specified in the DLLCA and the ILLCA.
(b)In the event that this Amendment and the Merger contemplated herein shall have been fully approved and adopted on behalf of AHC and NSPG in accordance with the DLLCA and the ILLCA, as applicable, upon Closing, AHC and NSPG will file a certificate of merger with the Secretary of State of the State of Delaware and articles of merger with the Secretary of State of the State of Illinois, and make all other filings or recordings required by any other applicable law in connection with the Merger. The Merger shall become effective at the time the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at any later time as specified in the certificate of Merger (the “Effective Time”).

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(c)NSPG shall be deemed to have contributed all of its assets to AHC in exchange for Purchaser’s payment of NSPG’s share of the Purchase Price. At Closing, Purchaser shall deliver the cash and OP Units otherwise due to NSPG pursuant to a schedule of recipients provided by NSPG, at the bank or other addresses (or where applicable, wire transfer instructions) specified in such schedule.
(d)The certificate of formation of the Surviving Entity in effect at the Effective Time shall be the certificate of formation of the Surviving Entity until amended in accordance with applicable law. The limited liability company agreement of the Surviving Entity in effect at the Effective Time shall be the limited liability company agreement of the Surviving Entity until amended in accordance with its terms and conditions. The officers of the Surviving Entity immediately prior to the Effective Time shall be the officers of the Surviving Entity immediately after the Effective Time.
(e)Sections 10(a)(i) and 10(b)(i) of the Agreement are hereby amended to reflect that in addition to these deliveries, the certificate of merger referenced in Section 2(b) above shall be filed with the Secretary of State of the State of Delaware, and the articles of merger referenced in Section 2(b) above shall be filed with the Secretary of State of the State of Illinois.
(f)For avoidance of doubt, the parties to the Merger are NSPG-Ann Arbor LLC and AHC Ann Arbor, LLC, and the Surviving Entity is AHC Ann Arbor, LLC, a Delaware limited liability company, with its principal place of business located at 180 East Broad Street, Columbus, OH 43215.
(g)To induce Purchaser to accept this Section 1 as an amendment of the Agreement, NSPG hereby agrees that the representations made in Sections 8(a)(xi) and 8(a)(xii) with respect to the Company shall also apply to NSPG.
(h)At Purchaser’s written request given to all applicable parties at least one (1) business day prior to Closing, Purchaser may request that the Interests owned by any party other than NSPG be assigned to AHC.
(i)Purchaser acknowledges and agrees that AHC is its wholly owned limited liability company subsidiary and that it will treat AHC as a disregarded entity for federal income tax purposes. Purchaser further represents and agrees that it will not transfer any interests in AHC to any other person or entity as part of the transactions contemplated hereby and that it has no present intention to transfer interests therein to any other person or entity.
2.Holdback Amount and Escrow Agreement.

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(a)Notwithstanding any provision of the Agreement or the Escrow Agreement to the contrary, to the extent that any portion of the Purchase Price will be paid to Seller in OP Units pursuant to Schedule 3(b) of the Agreement, the Holdback Amount to be escrowed with Escrow Agent in accordance with Section 16(b) of the Agreement and Recital C and Section 2 of the Escrow Agreement shall be comprised of cash and OP Units in the same ratio that the Purchase Price is comprised of cash and OP Units (the “Escrow Ratio”). Solely to illustrate how the makeup of the Holdback Amount is to be determined hereunder, (i) if 50% of the Purchase Price will be paid in cash and 50% of the Purchase Price will be paid in OP Units, then 50% of the Holdback Amount will be escrowed with Escrow Agent in cash and 50% of the Holdback Amount will be escrowed with Escrow Agent in OP Units, and (ii) if 75% of the Purchase Price will be paid in cash and 25% of the Purchase Price will be paid in OP Units, then 75% of the Holdback Amount will be escrowed with Escrow Agent in cash and 25% of the Holdback Amount will be escrowed with Escrow Agent in OP Units. Escrow Agent is authorized to withhold from the Earnest Deposit or the Purchase Price deposited by Seller with Escrow Agent such amounts of cash and OP Units as needed to comprise the Holdback Amount as set forth herein, with the ratio of cash and OP Units in accordance with the Escrow Ratio. As of Closing, any portion of the Earnest Deposit held by Escrow Agent in excess of the amount needed to satisfy the cash portion of the Holdback Amount required to be escrowed hereunder shall be credited to Seller.
The OP Units escrowed in accordance with Section 2(a) above (and which may be used in satisfaction of any indemnity claims pursuant to Section 2(c) below), if any, shall be valued on a per-unit basis as of the Closing Date at the same exchange rate forth in Schedule 3(b) of the Agreement used to determine the number and value of OP Units attributable to the Purchase Price. In such event, the amount deposited with the Escrow Agent shall be promptly disbursed to Purchaser. In the event that the Holdback Amount is utilized to satisfy any indemnity claims against Seller in accordance with the Escrow Agreement, the claim shall be paid in cash and OP Units as follows:

(i)	First, cash shall be disbursed from the escrow in accordance with the Escrow Ratio;

(ii)
Second, the holders of OP Units shall have the option to either (1) have the OP Units held in escrow be disbursed from the escrow in an aggregate amount equal to the portion of the claims remaining unpaid after disbursement of the cash pursuant to (i) above (the “Unpaid Portion of the Claim”), but in such case the OP Units will be valued in accordance with Schedule 3(b), item (iii) of the Agreement, except that the “OP Dollar Amount” shall be the Unpaid Portion of the Claim and the “Current Per Share Market Price” shall be the average of the closing price for common shares of GRT for the five consecutive trading days prior to the date that the OP Units are disbursed to Purchaser to satisfy the Unpaid Portion of the Claim; or (2) deposit the Unpaid Portion of the Claim in immediately available funds with the Escrow Agent,

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in which event the number of OP Units equal to the amount of such deposit, but with such OP Units valued on a per-unit basis as of the date of payment at the same exchange rate set forth in Schedule 3(b) of the Agreement used to determine the number and value of OP Units attributable to the Purchase Price. The procedure set forth in this (ii) for paying the Unpaid Portion of the Claim with either OP Units or cash may be utilized by the holders of the OP Units on an individual basis or as a group; and

(iii)
Third, to the extent the value of the OP Units (as determined pursuant to Section 2(a)(ii) is insufficient to cover the Unpaid Portion of the Claim (the “OP Unit Deficiency”), the holders of OP Units shall deposit the OP Unit Deficiency in immediately available funds with Escrow Agent.

(b)Except as specifically modified herein, all of Escrow Agent’s obligations with respect to holding and disbursing the Holdback Amount shall continue in full force and effect.
3.Redemption of OP Units; Registration Rights.

(a)On or before the first anniversary of the Closing (the “Anniversary Date”), the Partnership shall (i) cause the Trust to file with the Securities and Exchange Commission (the “SEC”), on a one-time basis for the benefit of all Holders, (A) a registration statement or an amendment to a previously-filed registration statement (as applicable, the “Registration Statement”), or (B) a prospectus supplement to an existing effective shelf registration statement, in either case registering the resale of all of the common shares of beneficial interest of the Trust (the “Shares”) that may be issuable pursuant to Section 17 of the Partnership Agreement to any Limited Partner that received OP Units pursuant to the Purchase Agreement (each, a “Holder”), (ii) in the event a Registration Statement is filed, use its best efforts to have the Registration Statement declared effective prior to the Anniversary Date, (iii) notify the Holders as promptly as practicable after the Registration Statement is declared effective or, upon the filing of a prospectus supplement to an existing shelf registration statement, and simultaneously provide the Holders with copies of any related prospectus or prospectus supplement to be used in connection with the sale or other disposition of the Shares covered thereby, and (iv) prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement and any prospectus or prospectus supplement used in connection therewith and perform such other actions as may be reasonably necessary to keep the Registration Statement (or another registration statement that registers the resale of the Shares) continuously effective as to the Common Shares until the Termination Date (as defined below). As used herein, “Termination Date” means the earlier of (A) the date on which all of the Shares have been sold, (B) the date on which all of the Shares may be sold pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, without volume or other restrictions. The Trust, and not the Partnership, shall pay the cash or stock

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consideration to the Exercising Partner. In connection with the registration of the shares described in this Section 3, the Holders shall be responsible for paying one-half of the legal fees and other third party costs and expenses related to the preparation and filing of the Registration Statement, or prospectus supplement to an existing effective shelf registration statement, up to $20,000 (so that the Holders’ maximum liability shall be one-half of that amount, or $10,000); and in the event that a Holder does not pay its pro rata share of such expenses (based upon the number of OP Units issued to the Holders) within ten (10) days of request, the Partnership and the Trust are hereby authorized to offset such unpaid amount by reducing the Holder’s share of OP Units to reflect the unpaid amount.

(b)Notwithstanding anything herein to the contrary, the Trust shall have the right to postpone the filing of a Registration Statement or prospectus supplement as described herein at such time as the Company in its good faith judgment may reasonably determine is necessary and advisable, to require the Holders not to sell pursuant to a Registration Statement or prospectus supplement or to suspend the use or effectiveness thereof if at the time of the delivery of such notice (i) the Trust intends to conduct an underwritten public offering (excluding the Trust’s at-the-market equity offering program) during such time when the Registration Statement or prospectus supplement relating to the registration for resale of the Shares would occur, (ii) the Trust has determined that the use of any Registration Statement, prospectus supplement or similar document would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company’s ability to consummate a significant transaction, and that the Company is not otherwise required by applicable securities laws or regulations to disclose. The Company, as soon as practicable, shall (i) give the Holders prompt written notice in the event that the Company has suspended sales of Shares pursuant to this section, and (ii) give the Holders prompt written notice of the termination of such suspension of sales of the Shares, and (iii) promptly file any amendment or reports necessary for any Registration Statement or prospectus supplement of the Holders in connection with the completion of such event. Each Holder agrees by acquisition of the Shares that upon receipt of any notice from the Company of the happening of any event of the kind described in this section, such Holder will forthwith discontinue its disposition of Shares Securities pursuant to the Registration Statement relating to such Shares until such Holder’s receipt of the notice of completion of such event.

4.Lockup Period. Purchaser agrees that it will not sell or otherwise dispose of the Property, or permit any subsidiary to sell or otherwise dispose of the Property, in a taxable transaction for a period of at least one (1) year following the Closing.
5.Retention of Interests in the Company. Purchaser acknowledges and agrees that pursuant to Section 3(c) of the Agreement, each of NSPG and Arbor will distribute as part of the

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Merger and as consideration therefrom a five percent (5%) interest in the Company to CR Washtenaw LLC, a Michigan limited liability company (“CR”) and a 2.39% interest in the Company to JLMS, LLC, an Illinois limited liability company (“JLMS”) (the “Retained Interests”). In such event, the following shall occur:
(a)At Closing, AHC, CR and JLMS shall enter into an Amended and Restated Operating Agreement of the Company in substantially the form attached hereto as Exhibit X.
(b)The portion of the Purchase Price attributable to the Retained Interests (including any prorations relating thereto) shall be retained by Purchaser and not paid to CR or JLMS.
6.Miscellaneous.
(a)    Except as specifically modified hereby, the Agreement shall continue in full force and effect and is hereby ratified and confirmed as amended by this Amendment.
(b)    This Amendment is binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns under the Agreement.
(c)    All capitalized terms not defined in this Amendment shall have the same meaning ascribed to those terms in the Agreement or the Purchaser’s Limited Partnership Agreement, as applicable.
(d)    In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern and control.
(e)    This Amendment may be executed in several counterparts, each of which may be deemed an original, and all of such counterparts together shall constitute one and the same Amendment. This Amendment may be executed by facsimile signature and the same shall be considered an original document.

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IN WITNESS WHEREOF, Seller and Purchaser have executed this Ninth Amendment as of the date first set forth above.

SELLER:

ARBOR RETAIL LLC,
a Delaware limited liability company

By: /s/ Thomas A. Stegeman
Thomas A. Stegeman, President

NSPG-ANN ARBOR, LLC,
a Delaware limited liability company

By: The North Shore Properties Group
Its: Manager

By: /s/ Max Reiswerg
Max Reiswerg, Principal

PURCHASER:

GLIMCHER PROPERTIES LIMITED PARTNERSHIP,
a Delaware limited partnership

By:    GLIMCHER PROPERTIES CORPORATION
a Delaware corporation, its sole general partner

By: /s/ George A. Schmidt
George A. Schmidt
Executive Vice President, General Counsel and Secretary

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